Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-137902
Dated June 4, 2009

GLOBAL MARKETS | EQUITY

Global Markets Equity
Proprietary Indices
Monthly Report -- June 2009

A Passion to Perform.                                                 [DB Logo]

GME Indices Review
(as of 29th May 2009)

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TABLE OF CONTENTS
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Performance Summary
-------------------
Deutsche Bank CROCI Indices                                            2
Deutsche Bank Evergreen Indices                                        2
Deutsche Bank Alpha Indices                                            3
Deutsche Bank Multi-Asset Indices                                      4
Deutsche Bank Specialised Indices                                      4
Deutsche Bank Islamic Indices                                          5

Monthly Reviews
---------------
Deutsche Bank CROCI US+ Index                                          6
Deutsche Bank CROCI US Plus II Index                                   7
Deutsche Bank CROCI Euro+ Index                                        8
Deutsche Bank CROCI Euro II Index                                      9
Deutsche Bank CROCI Japan+ Index                                      10
Deutsche Bank CROCI Japan II Index                                    11
Deutsche Bank US Growth Total Return Index                            12
Deutsche Bank US Value Total Return Index                             13
Deutsche Bank Euro Growth Total Return Index                          14
Deutsche Bank Euro Value Total Return Index                           15
Deutsche Bank UK Growth Total Return Index                            16
Deutsche Bank UK Value Total Return Index                             17
Deutsche Bank Japan Growth Total Return Index                         18
Deutsche Bank Japan Value Total Return Index                          19
S&P X-Alpha Total Return USD Index                                    20
S&P X-Alpha Excess Return USD Index                                   21
Deutsche Bank X-Alpha Total Return USD Index                          22
Deutsche Bank X-Alpha Excess Return USD Index                         23
DBIQ ImpAct Dollar Equity Volatility (Bid) Index                      24
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index                25
Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index               26
Deutsche Bank US ValueGrowth Select Index                             27
Deutsche Bank ValueGrowth Select Total Return Index                   28
Deutsche Bank Global Yield US Total Return Index                      29
Deutsche Bank Global Yield Euro Total Return Index                    30
Deutsche Bank Global Yield AP Total Return Index                      31
Deutsche Bank E-REV Europe Total Return Index                         32
Deutsche Bank E-REV Japan Total Return Index                          33
Deutsche Bank SectorLeader Total Return Index                         34
Deutsche Bank ChinaOpportunity USD Total Return Index                 35
Deutsche Bank Islamic US EquityBuilder Total Return Index             36
Deutsche Bank Islamic Europe EquityBuilder Total Return Index         37
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index   38
Deutsche Bank Islamic Global Pacific EquityBuilder Total Return Index 39

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                                                                              1

GME Indices Performance Summary
(as of 29th May 2009)

DEUTSCHE BANK CROCI INDICES

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Deutsche Bank CROCI US+ Index
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Bloomberg: CROCI
                                                                                                    Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year  3 years  5 years 10 years

CROCI US+ Index                                           9.2%    34.0%    18.8%  14.5%  -27.2%   -3.5%     3.9%     7.0%
S&P 500 Index (TR)                                        5.6%    25.8%     4.1%   3.0%  -32.6%   -8.2%    -1.9%    -1.7%
S&P 500/Citigroup Value Index (TR)                        6.4%    29.8%     0.0%  -0.9%  -36.4%  -11.3%    -2.3%    -0.9%
Excess Return vs S&P 500 Index (TR)                       3.6%     8.1%    14.7%  11.6%    5.5%    4.8%     5.8%     8.7%
Excess Return vs S&P 500/Citigroup Value Index (TR)       2.8%     4.2%    18.8%  15.4%    9.2%    7.8%     6.2%     7.9%

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Deutsche Bank CROCI US Plus II Index
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Bloomberg: DBUSCPII                                                                                 Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD   1 year 3 years  5 years 10 years

CROCI US Plus II Index                                    8.9%    33.6%    21.1%  16.5%  -19.5%   0.3%     6.3%     8.2%
S&P 500 Index (TR)                                        5.6%    25.8%     4.1%   3.0%  -32.6%  -8.2%    -1.9%    -1.7%
S&P 500/Citigroup Value Index (TR)                        6.4%    29.8%     0.0%  -0.9%  -36.4% -11.3%    -2.3%    -0.9%
Excess Return vs S&P 500 Index (TR)                       3.3%     7.8%    17.1%  13.5%   13.1%   8.6%     8.2%     9.9%
Excess Return vs S&P 500/Citigroup Value Index (TR)       2.6%     3.8%    21.1%  17.4%   16.9%  11.6%     8.6%     9.1%

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Deutsche Bank CROCI Euro+ Index
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Bloomberg: CRCEU                                                                                    Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD   1 year 3 years  5 years 10 years

CROCI Euro+ Index                                         3.9%    28.1%    14.7%  8.9%   -31.0%  -5.8%    4.2%     5.9%
EuroSTOXX 50 Index (TR)                                   4.9%    27.0%     3.6%  2.9%   -32.8%  -9.5%    0.6%    -1.6%
MSCI EMU Index (TR)                                       4.5%    26.5%     5.3%  5.3%   -35.5% -10.2%    0.8%      N/A
Excess Return vs EuroSTOXX 50 Index (TR)                 -1.0%     1.0%    11.0%  6.0%     1.7%   3.6%    3.6%     7.5%
Excess Return vs MSCI EMU Index (TR)                     -0.6%     1.6%     9.4%  3.5%     4.5%   4.4%    3.4%      N/A

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Deutsche Bank CROCI Euro II Index
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Bloomberg: DBEECRII                                                                                 Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year  3 years  5 years 10 years

CROCI Euro II Index                                       3.4%    27.8%    17.9%  12.0%  -28.4%   -3.6%    5.7%     6.6%
EuroSTOXX 50 Index (TR)                                   4.9%    27.0%     3.6%   2.9%  -32.8%   -9.5%    0.6%    -1.6%
MSCI EMU Index (TR)                                       4.5%    26.5%     5.3%   5.3%  -35.5%  -10.2%    0.8%      N/A
Excess Return vs EuroSTOXX 50 Index (TR)                 -1.5%     0.7%    14.3%   9.2%    4.4%    5.9%    5.1%     8.2%
Excess Return vs MSCI EMU Index (TR)                     -1.1%     1.3%    12.6%   6.7%    7.2%    6.6%    4.9%      N/A

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Deutsche Bank CROCI Japan+ Index
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Bloomberg: CRCJP                                                                                    Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD   1 year 3 years  5 years 10 years

CROCI Japan+ Index                                       10.9%    25.2%    22.3%  20.7%  -34.8%  -13.4%    -2.0%    1.4%
TOPIX 100 Index (TR)                                      7.2%    21.0%    10.0%   7.1%  -38.4%  -16.0%    -3.9%   -4.0%
MSCI Japan Index (TR)                                     6.6%    20.5%     9.0%   6.2%  -36.3%  -15.7%    -2.6%   -2.8%
Excess Return vs TOPIX 100 Index (TR)                     3.6%     4.3%    12.4%  13.6%    3.6%    2.6%     1.9%    5.4%
Excess Return vs MSCI Japan Index (TR)                    4.3%     4.8%    13.3%  14.5%    1.5%    2.3%     0.6%    4.2%

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Deutsche Bank CROCI Japan II Index
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Bloomberg: DBAPCRII                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD   1 year 3 years  5 years 10 years

CROCI Japan II Index                                     11.0%    26.2%    25.0%  23.0%  -33.4% -11.8%     -0.9%    2.0%
TOPIX 100 Index (TR)                                      7.2%    21.0%    10.0%   7.1%  -38.4% -16.0%     -3.9%   -4.0%
MSCI Japan Index (TR)                                     6.6%    20.5%     9.0%   6.2%  -36.3% -15.7%     -2.6%   -2.8%
Excess Return vs TOPIX 100 Index (TR)                     3.8%     5.2%    15.0%  15.9%    5.0%   4.2%      3.0%    5.9%
Excess Return vs MSCI Japan Index (TR)                    4.4%     5.7%    16.0%  16.9%    2.9%   3.9%      1.6%    4.8%

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DEUTSCHE BANK EVERGREEN INDICES
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Deutsche Bank US Growth Total Return Index
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Bloomberg: DBUSUSG                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD   1 year 3 years 5 years 10 years

US Growth Index                                           9.7%    29.5%    14.1%  14.7%  -37.8% -10.5%    0.5%     2.0%
S&P 500/Citigroup Growth Index (TR)                       4.9%    22.6%     7.9%   6.6%  -29.0%  -5.3%   -1.7%    -2.8%
S&P 500 Index (TR)                                        5.6%    25.8%     4.1%   3.0%  -32.6%  -8.2%   -1.9%    -1.7%
Excess Return vs S&P 500/Citigroup Growth Index (TR)      4.8%     6.9%     6.3%   8.1%   -8.8%  -5.1%    2.1%     4.9%
Excess Return vs S&P 500 Index (TR)                       4.2%     3.7%    10.1%  11.8%  -5.2%   -2.2%    2.4%     3.7%

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Deutsche Bank US Value Total Return Index
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Bloomberg: DBUSUSV                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD   1 year 3 years  5 years 10 years

US Value Index                                           10.3%    45.4%    31.9%  24.2%  -20.8%  -6.0%     4.8%     6.1%
S&P 500/Citigroup Value Index (TR)                        6.4%    29.8%     0.0%  -0.9%  -36.4% -11.3%    -2.3%    -0.9%
S&P 500 Index (TR)                                        5.6%    25.8%     4.1%   3.0%  -32.6%  -8.2%    -1.9%    -1.7%
Excess Return vs S&P 500/Citigroup Value Index (TR)       3.9%    15.7%    31.9%  25.1%   15.6%   5.3%     7.1%     7.0%
Excess Return vs S&P 500 Index (TR)                       4.7%    19.6%    27.8%  21.2%   11.8%   2.3%     6.7%     7.8%

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Deutsche Bank Euro Growth Total Return Index
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Bloomberg: DBEEEUGR                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Euro Growth Index                                         2.1%    19.0%     3.2%   2.2%  -30.7%  -7.6%    2.8%     2.3%
EuroSTOXX Large Cap Growth Index (TR)                     3.7%    16.2%    -2.4%  -3.4%  -37.5% -11.2%   -2.2%    -3.5%
EuroSTOXX Large Euro Return Index (TR)                    4.1%    25.7%     3.4%   2.9%  -35.7% -10.3%    0.4%      N/A
Excess Return vs EuroSTOXX Large Cap Growth Index (TR)   -1.6%     2.7%     5.6%   5.6%    6.8%   3.6%    5.0%     5.8%
Excess Return vs EuroSTOXX Large Euro Return Index (TR)  -2.0%    -6.7%    -0.1%  -0.6%    5.0%   2.8%    2.4%      N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
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Source: Bloomberg or Deutsche Bank AG/London                                  2

GME Indices Performance Summary
(as of 29th May 2009)

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Deutsche Bank Euro Value Total Return Index
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Bloomberg: DBEEEUVA                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Euro Value Index                                         4.1%    43.8%    12.6%   9.9%  -35.2%  -10.7%     0.9%     2.6%
EuroSTOXX Large Cap Value Index (TR)                     3.7%    28.2%     5.2%   5.1%  -40.0%  -12.6%    -0.4%    -3.4%
EuroSTOXX Large Euro Return Index (TR)                   4.1%    25.7%     3.4%   2.9%  -35.7%  -10.3%     0.4%      N/A
Excess Return vs EuroSTOXX Large Cap Value Index (TR)    0.4%    15.6%     7.4%   4.8%    4.8%    1.8%     1.3%     6.0%
Excess Return vs EuroSTOXX Large Euro Return Index (TR)  0.0%    18.1%     9.3%   7.0%    0.5%   -0.4%     0.4%      N/A

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Deutsche Bank UK Growth Total Return Index
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Bloomberg: DBEEUKGT                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

UK Growth Index                                          6.1%    23.6%    39.4%   29.0%  -1.1%  -1.2%     10.1%    7.6%
FTSE 100 Index (TR)                                      4.7%    17.0%     5.5%    1.9% -23.7%  -4.7%      3.7%   -0.2%
MSCI UK Growth Index (TR)                                5.2%    14.1%    10.4%    4.7% -24.7%  -3.1%      4.1%   -0.5%
Excess Return vs FTSE 100 Index (TR)                     1.4%     6.6%    33.9%   27.2%  22.6%   3.5%      6.4%    7.8%
Excess Return vs MSCI UK Growth Index (TR)               1.0%     9.5%    29.0%   24.4%  23.7%   1.9%      6.0%    8.1%

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Deutsche Bank UK Value Total Return Index
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Bloomberg: DBEEUKVT                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

UK Value Index                                            6.8%    69.2%    59.7%  62.8%   2.7%  -4.6%     6.1%     8.4%
FTSE 100 Index (TR)                                       4.7%    17.0%     5.5%   1.9% -23.7%  -4.7%     3.7%    -0.2%
MSCI UK Value Index (TR)                                  3.9%    22.5%    -0.1%  -1.4% -23.6%  -7.1%     2.3%     0.1%
Excess Return vs FTSE 100 Index (TR)                      2.1%    52.2%    54.2%  61.0%  26.4%   0.1%     2.4%     8.6%
Excess Return vs MSCI UK Value Index (TR)                 2.9%    46.7%    59.7%  64.3%  26.3%   2.5%     3.7%     8.3%

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Deutsche Bank Japan Growth Total Return Index
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Bloomberg: DBAPJGT                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Japan Growth Index                                       11.0%    17.6%     9.9%   7.6% -42.5%  -18.7%    -4.4%    -2.5%
TOPIX 100 Index (TR)                                      7.2%    21.0%    10.0%   7.1% -38.4%  -16.0%    -3.9%    -4.0%
MSCI Japan Growth Index (TR)                              7.2%    16.7%     2.3%  -1.2% -45.2%  -20.5%    -6.7%    -7.0%
Excess Return vs TOPIX 100 Index (TR)                     3.7%    -3.4%    -0.1%   0.5%  -4.1%   -2.6%    -0.4%     1.5%
Excess Return vs MSCI Japan Growth Index (TR)             3.8%     0.8%     7.6%   8.8%   2.6%    1.9%     2.4%     4.5%

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Deutsche Bank Japan Value Total Return Index
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Bloomberg: DBAPJVT                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Japan Value Index                                         14.7%    43.5%    33.4%  30.2% -35.2%  -9.9%     1.7%     5.8%
TOPIX 100 Index (TR)                                       7.2%    21.0%    10.0%   7.1% -38.4% -16.0%    -3.9%    -4.0%
MSCI Japan Value Index (TR)                                6.9%    24.0%    16.3%  13.8% -26.9% -10.8%     1.0%     1.0%
Excess Return vs TOPIX 100 Index (TR)                      7.5%    22.5%    23.5%  23.1%   3.1%   6.2%     5.6%     9.8%
Excess Return vs MSCI Japan Value Index (TR)               7.9%    19.5%    17.2%  16.4%  -8.4%   1.0%     0.7%     4.8%

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DEUTSCHE BANK ALPHA INDICES
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S&P X-Alpha Total Return USD Index
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Bloomberg: SPXADT                                                                                    Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

S&P X-Alpha TR Index                                       2.5%     7.1%    12.1%  11.3%   3.9%   2.8%     8.8%     9.5%
MSCI World Index (TR)                                      9.1%    30.4%    10.3%   6.8% -34.9%  -7.9%     0.5%    -0.3%
HFRX USD Equity Market Neutral Index (TR)                  1.4%    -1.6%    -4.6%  -2.5%  -4.9%   0.6%     0.9%      N/A
Excess Return vs MSCI World Index (TR)                    -6.6%   -23.3%     1.8%   4.5%  38.8%  10.7%     8.3%     9.8%
Excess Return vs HFRX USD Equity Market Neutral Index (TR) 1.1%     8.7%    16.7%  13.8%   8.8%   2.1%     7.9%      N/A

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S&P X-Alpha Excess Return USD Index
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Bloomberg: SPXADE                                                                                    Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

S&P X-Alpha ER Index                                       2.5%     7.1%   12.0%  11.2%   3.1%  -0.6%     5.4%     6.1%
MSCI World Index (TR)                                      9.1%    30.4%   10.3%   6.8% -34.9%  -7.9%     0.5%    -0.3%
HFRX USD Equity Market Neutral Index (TR)                  1.4%    -1.6%   -4.6%  -2.5%  -4.9%   0.6%     0.9%      N/A
Excess Return vs MSCI World Index (TR)                    -6.6%   -23.3%    1.8%   4.4%  38.0%   7.3%     4.9%     6.4%
Excess Return vs HFRX USD Equity Market Neutral Index (TR) 1.1%     8.7%   16.7%  13.8%   7.9%  -1.3%     4.5%      N/A

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Deutsche Bank X-Alpha Total Return USD Index
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Bloomberg: DBGLXAT                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

X-Alpha TR Index                                           1.8%     6.4%    10.7%   9.9%   2.0%   2.4%    8.4%     9.7%
MSCI World Index (TR)                                      9.1%    30.4%    10.3%   6.8% -34.9%  -7.9%    0.5%    -0.3%
HFRX USD Equity Market Neutral Index (TR)                  1.4%    -1.6%    -4.6%  -2.5%  -4.9%   0.6%    0.9%      N/A
Excess Return vs MSCI World Index (TR)                    -7.2%   -24.0%     0.4%   3.1%  36.9%  10.2%    7.9%    10.0%
Excess Return vs HFRX USD Equity Market Neutral Index (TR) 0.4%     8.0%    15.3%  12.4%   6.9%   1.7%    7.5%      N/A

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Deutsche Bank X-Alpha Excess Return USD Index
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Bloomberg: DBGLXAE                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

X-Alpha ER Index                                           1.8%     6.4%    10.6%  9.8%   1.1%  -1.0%     5.0%     6.2%
MSCI World Index (TR)                                      9.1%    30.4%    10.3%  6.8% -34.9%  -7.9%     0.5%    -0.3%
HFRX USD Equity Market Neutral Index (TR)                  1.4%    -1.6%    -4.6% -2.5%  -4.9%   0.6%     0.9%      N/A
Excess Return vs MSCI World Index (TR)                    -7.2%   -24.0%     0.3%  3.0%  36.0%   6.8%     4.5%     6.6%
Excess Return vs HFRX USD Equity Market Neutral Index (TR) 0.4%     8.0%    15.2% 12.4%   6.0%  -1.7%     4.1%      N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  3

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GME Indices Performance Summary
-------------------------------------------------------------------------------
(as of 29th May 2009)

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DBIQ ImpAct Dollar Equity Volatility (Bid) Index
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Bloomberg: DBVEUSDB                                                                            Annualised
                                                                                        -----------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years

ImpAct Dollar Equity Volatility Index                     1.4%     1.7%     4.0%   2.7%  -25.5%  -8.1%   -0.4%
S&P 500 Index (TR)                                        5.6%    25.8%     4.1%   3.0%  -32.6%  -8.2%   -1.9%
iBoxx USD Treasury Index (TR)                            -1.8%    -1.6%    -1.8%  -5.8%    6.7%   7.3%    5.4%
Excess Return vs S&P 500 Index (TR)                      -4.2%   -24.1%    -0.1%  -0.3%    7.2%   0.1%    1.5%
Excess Return vs iBoxx USD Treasury Index (TR)            3.2%     3.3%     5.8%   8.5%  -32.2% -15.4%   -5.8%

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DEUTSCHE BANK MULTI-ASSET INDICES
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Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index
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Bloomberg: DBLAUT5J                                                                            Annualised
                                                                                        -----------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years

Liquid Alpha USD 5 TR Index                               2.2%     5.0%     8.5%   7.6%  -1.7%    5.5%    9.0%
MSCI World Index (TR)                                     9.2%    30.8%    10.7%   7.2% -34.5%   -7.4%    1.1%
iBoxx USD Treasury Index (TR)                            -1.8%    -1.6%    -1.8%  -5.8%   6.7%    7.3%    5.4%
Excess Return vs MSCI World Index (TR)                   -7.0%   -25.8%    -2.2%   0.4%  32.8%   12.9%    8.0%
Excess Return vs iBoxx USD Treasury Index (TR)            4.1%     6.5%    10.3%  13.4%  -8.4%   -1.8%    3.6%

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Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index
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Bloomberg: DBLAUE5J                                                                            Annualised
                                                                                        -----------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years

Liquid Alpha USD 5 ER Index                               2.2%     4.9%     8.4%   7.5%  -2.6%    2.0%    5.6%
MSCI World Index (TR)                                     9.2%    30.8%    10.7%   7.2% -34.5%   -7.4%    1.1%
iBoxx USD Treasury Index (TR)                            -1.8%    -1.6%    -1.8%  -5.8%   6.7%    7.3%    5.4%
Excess Return vs MSCI World Index (TR)                   -7.0%   -25.9%    -2.3%   0.3%  31.9%    9.4%    4.5%
Excess Return vs iBoxx USD Treasury Index (TR)            4.1%     6.5%    10.2%  13.4%  -9.3%   -5.3%    0.2%

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DEUTSCHE BANK SPECIALISED INDICES
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Deutsche Bank US ValueGrowth Select Index
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Bloomberg: DBUSUSVG                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

US ValueGrowth Select Index                               3.7%    19.9%    -4.0%  -3.5%  -40.1%   -8.8%    -6.3%   -0.6%
S&P 500 Index (TR)                                        5.3%    25.0%     2.6%   1.8%  -34.4%  -10.2%    -3.9%   -3.4%
Excess Return vs S&P 500 Index (TR)                      -1.6%    -5.1%    -6.6%  -5.2%   -5.6%    1.4%    -2.4%    2.8%

-------------------------------------------------------------------------------
Deutsche Bank ValueGrowth Select Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBEEVGS                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

ValueGrowth Select TR Index                               3.5%     6.2%   -12.4%  -6.6%  -46.3% -15.0%    -3.2%    2.0%
S&P 500 Index (TR)                                        5.6%    25.8%     4.1%   3.0%  -32.6%  -8.2%    -1.9%   -1.7%
Excess Return vs S&P 500 Index (TR)                      -2.0%   -19.6%   -16.4%  -9.6%  -13.7%  -6.8%    -1.3%    3.7%

-------------------------------------------------------------------------------
Deutsche Bank Global Yield US Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBUSGYTR                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Global Yield US TR Index                                  8.1%    35.0%     0.5%  -3.2% -25.2%   -10.2%   -2.3%    1.1%
S&P 500 Index (TR)                                        5.6%    25.8%     4.1%   3.0% -32.6%    -8.2%   -1.9%   -1.7%
DJ High Yield Select 10 (TR)                              7.7%    36.1%    -6.9%  -5.7% -37.5%   -11.0%   -4.1%     N/A
Excess Return vs S&P 500 Index (TR)                       2.5%     9.1%    -3.6%  -6.2%   7.4%    -1.9%   -0.4%    2.8%
Excess Return vs DJ High Yield Select 10 (TR)             0.5%    -1.2%     7.4%   2.5%  12.2%     0.8%    1.8%     N/A

-------------------------------------------------------------------------------
Deutsche Bank Global Yield Euro Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBEEGYTR                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Global Yield Euro TR Index                                7.8%    65.7%    17.7%  13.7%  -36.9% -11.4%     1.7%     3.8%
EuroSTOXX 50 Index (TR)                                   4.9%    27.0%     3.6%   2.9%  -32.8%  -9.5%     0.6%    -1.6%
Excess Return vs EuroSTOXX 50 Index (TR)                  2.9%    38.7%    14.1%  10.8%   -4.1%  -2.0%     1.1%     5.4%

-------------------------------------------------------------------------------
Deutsche Bank Global Yied AP Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBAPGYTR                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Global Yield AP TR Index                                 11.8%    33.8%    26.9%  14.4%  -19.4%   4.3%    9.0%     8.4%
MSCI Asia Pacific Index (TR)                             12.5%    36.9%    25.0%  15.2%  -30.3%  -5.3%    4.8%      N/A
Excess Return vs MSCI Asia Pacific Index (TR)            -0.7%    -3.2%     2.0%  -0.8%   10.8%   9.6%    4.2%      N/A

-------------------------------------------------------------------------------
Deutsche Bank E-REV Europe Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBEEERET                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

E-REV Europe TR Index                                     2.9%    15.2%    -0.6%   0.2%  -35.9%  -11.9%   -0.4%     1.3%
EuroSTOXX 50 Index (TR)                                   4.9%    27.0%     3.6%   2.9%  -32.8%   -9.5%    0.6%    -1.6%
Excess Return vs EuroSTOXX 50 Index (TR)                 -2.0%   -11.8%    -4.3%  -2.7%   -3.2%   -2.5%   -1.0%     2.9%

-------------------------------------------------------------------------------
Deutsche Bank E-REV Japan Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBAPERJT                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

E-REV Japan TR Index                                      9.2%    12.5%    -6.2%  -7.2%  -50.1%  -19.9%    -6.2%  -5.9%
TOPIX 100 Index (TR)                                      7.2%    21.0%    10.0%   7.1%  -38.4%  -16.0%    -3.9%  -4.0%
Excess Return vs TOPIX 100 Index (TR)                     2.0%    -8.5%   -16.1%  -14.3% -11.8%   -3.8%    -2.3%  -1.9%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  4

GME Indices Performance Summary
(as of 29th May 2009)

-------------------------------------------------------------------------------
Deutsche Bank SectorLeader Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBEESLE                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

SectorLeader TR Index                                       3.2%   14.0%   -3.7%  -0.9%  -47.3% -13.9%    -1.1%    -2.8%
DJ STOXX 600 Index (TR)                                     4.9%   22.7%    3.4%   7.4%  -33.1% -10.6%     0.3%    -1.2%
Excess Return vs DJ STOXX 600 Index (TR)                   -1.7%   -8.7%   -7.1%  -8.3%  -14.2%  -3.3%    -1.4%    -1.6%

-------------------------------------------------------------------------------
Deutsche Bank ChinaOpportunity Total Return USD Index
-------------------------------------------------------------------------------
Bloomberg: DBAPCOU                                                                                   Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

ChinaOpportunity TR USD Index                              25.3%   67.1%    88.1%  67.4%  -8.5%  17.7%    14.4%    24.1%
HANG SENG China Ent Index (TR) (USD)                       14.8%   51.1%    44.6%  32.1% -23.8%  16.1%    19.5%    19.1%
Excess Return vs HANG SENG China Ent Index (TR) (USD)      10.5%   15.9%    43.4%  35.3%  15.3%   1.5%    -5.1%     5.0%

-------------------------------------------------------------------------------
DEUTSCHE BANK ISLAMIC INDICES
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Deutsche Bank Islamic US EquityBuilder Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBUSIU                                                                                    Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Islamic US EquityBuilder Index                              4.8%   21.2%    12.8%  7.1%  -31.3%  -6.2%    -1.2%    4.0%
DJ Islamic Market US Index (TR)                             4.3%   20.3%     5.3%  4.0%  -30.3%  -4.5%    -0.5%   -2.2%
DJ Islamic Mkt US LCAP Index (TR)                           4.4%   18.3%     2.9%  2.0%  -29.0%  -4.0%    -1.0%     N/A
Excess Return vs DJ Islamic Market US Index (TR)            0.4%    0.8%     7.4%  3.1%   -1.1%  -1.7%    -0.7%    6.2%
Excess Return vs DJ Islamic Mkt US LCAP Index (TR)          0.3%    2.9%     9.9%  5.2%   -2.4%  -2.2%    -0.1%     N/A

-------------------------------------------------------------------------------
Deutsche Bank Islamic Europe EquityBuilder Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBEEIE                                                                                    Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Islamic Europe EquityBuilder Index                          7.1%   16.7%    3.9%   7.8%  -40.5% -11.1%     0.9%    5.1%
DJ Islamic Europe Index (TR)                                0.0%    8.7%   -4.4%  -9.9%  -48.2% -12.3%    -1.5%     N/A
DJ Islamic Mkt EUR LCAP Index (TR)                          3.5%   13.7%   -1.5%   2.0%  -32.3% -10.2%    -1.5%     N/A
Excess Return vs DJ Islamic Europe Index (TR)               7.1%    8.0%    8.3%  17.7%    7.7%   1.2%     2.4%     N/A
Excess Return vs DJ Islamic Mkt EUR LCAP Index (TR)         3.6%    3.0%    5.4%   5.8%   -8.2%  -0.9%     2.4%     N/A

-------------------------------------------------------------------------------
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBAPIAEP                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Islamic Asia Pacific EquityBuilder Index                    9.7%    17.8%    2.8%  -6.0% -49.1% -11.1%   2.5%     8.5%
DJ Islamic Mkt ASIA/PAC Index (TR)                         14.3%    40.0%   30.8%  22.2% -31.3%  -6.2%   2.3%     2.4%
DJ Islamic Mkt ASIA/PAC LCAP Index (TR)                    13.1%    37.0%   27.9%  19.8% -31.9%  -5.8%   2.3%      N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)        -4.7%   -22.2%  -28.1% -28.2% -17.8%  -4.9%   0.2%     6.1%
Excess Return vs DJ Islamic Mkt ASIA/PAC LCAP Index (TR)   -3.4%   -19.2%  -25.1% -25.8% -17.2%  -5.3%   0.2%      N/A

-------------------------------------------------------------------------------
Deutsche Bank Islamic Global EquityBuilder Total Return Index
-------------------------------------------------------------------------------
Bloomberg: DBGLIGEP                                                                                  Annualised
                                                                                        ---------------------------------
                                                        1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years

Islamic Global EquityBuilder Index                        8.8%     23.5%    12.1%   5.7% -39.1%  -7.4%    1.6%     6.6%
DJ Islamic Mkt World LCAP Index (TR)                      8.8%     25.5%    10.7%   7.6% -31.5%  -4.4%    0.9%      N/A
DJ Islamic Market Index (TR)                              9.1%     28.0%    13.8%  10.2% -32.8%  -4.9%    1.1%    -0.7%
Excess Return vs DJ Islamic Mkt World LCAP Index (TR)    -0.1%     -2.0%     1.4%  -1.9%  -7.6%  -3.0%    0.7%      N/A
Excess Return vs DJ Islamic Market Index (TR)            -0.4%     -4.4%    -1.6%  -4.5%  -6.3%  -2.5%    0.5%     7.3%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  5

Deutsche Bank CROCI US+ Index

Index Description

The CROCI US+ Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing
Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                                                                REUTERS: .CROCI
                                                               BLOOMBERG: CROCI

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
--------------------------------------------------------------------------------

     1999  2000  2001   2002  2003  2004  2005  2006  2007   2008   2009
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ ------

Jan  1.0%  -4.8% 2.3%  -1.3%  -2.0% 0.8%  -2.1% 3.3%  2.5%  -5.8%  -4.8%

Feb  -2.6% -7.8% 0.5%   0.6%  -1.4% 3.8%  6.5%  -0.3% -0.8%  0.3%  -10.2%

Mar  3.1%  11.2% -2.0%  5.5%  0.4%  0.4%  -1.2% 1.7%  1.4%  -2.7%   9.4%

Apr  16.1% 6.6%  6.8%  -0.9%  6.0%  -0.2% -2.2% 0.7%  5.5%   3.9%  12.2%

May  2.9%  4.4%  1.7%  -0.3%  9.0%  -0.6% 3.4%  -3.1% 5.4%   4.0%   9.2%

Jun  2.2%  -5.4% -2.5% -6.9%  3.2%  3.3%  2.6%  1.0%  -1.8% -7.1%

Jul  -2.9% -0.2% 0.0%  -6.3%  0.4%  -2.0% 5.7%  1.1%  -3.0% -3.6%

Aug  -2.6% 7.6%  -0.9% -1.2%  3.4%  -0.4% -1.2% 0.4%  -0.1%  1.9%

Sep  -5.1% 0.3%  -9.0% -10.2% -1.6% 4.3%  -0.5% 2.1%  2.1%  -10.6%

Oct  0.8%  7.4%  3.1%   7.4%  5.4%  2.5%  -3.0% 4.5%  3.6%  -18.5%

Nov  -0.8% -0.9% 7.4%   6.5%  3.0%  5.6%  3.0%  3.7%  -3.4% -7.8%

Dec  0.3%  7.3%  3.6%  -4.1%  6.9%  3.3%  0.8%  -1.2% -0.6%  3.7%

---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ ------
Year 11.6% 26.5% 10.6% -12.0% 37.2% 22.5% 12.0% 14.5% 10.8% -36.8% 14.5%
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ ------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------

                                                                                            Annualised
                                                                                     ------ --------  -------  ----------
                                                    1 Month 3 Months 6 Months  YTD   1 year  3 years  5 years  10 years

CROCI US+ Index                                       9.2%    34.0%    18.8%  14.5%  -27.2%   -3.5%     3.9%      7.0%
S&P 500 (TR) Index                                    5.6%    25.8%     4.1%   3.0%  -32.6%   -8.2%    -1.9%     -1.7%
S&P 500/Citigroup Value Index (TR)                    6.4%    29.8%     0.0%  -0.9%  -36.4%  -11.3%    -2.3%     -0.9%
Excess Return vs S&P 500 (TR) Index                   3.6%     8.1%    14.7%  11.6%    5.5%    4.8%     5.8%      8.7%
Excess Return vs S&P 500/Citigroup Value Index (TR)   2.8%     4.2%    18.8%  15.4%    9.2%    7.8%     6.2%      7.9%

Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                      Index       Bench1       Bench2

Growth over period                  137.4%        -10.4%         0.0%
Compounded annual growth              8.7%         -1.1%         0.0%
Volatility                           21.7%         21.7%         22.5%
Sharpe ratio (3.37%)                 0.24          -0.20         -0.15
Maximum drawdown                    -48.1%         -50.9%       -56.8%
Start of max drawdown period       Nov-2007       Nov-2007      Aug-2007
End of max drawdown period         May-2009       May-2009      Dec-1899
Average monthly growth                0.8%           0.0%          0.1%
Best monthly return                  16.1%           9.8%         11.0%
Worst monthly return                -18.5%         -16.8%       -17.1%
% of months with gains               57.6%          56.8%         57.6%
12 Month Correlation versus:
S&P 500 (TR) Index                     0.97           1.00          0.99
S&P 500/Citigroup Value Index (TR)     0.93           0.99          1.00

Index Facts
Bloomberg ticker                                                          CROCI
Benchmark 1                                                  S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                      SPTR Index
Benchmark 2                                  S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2                                   SPTRSVX Index
Index sponsor                                                     Deutsche Bank
Number of stocks                                                             40
Stocks weighting                                                          Equal
Rebalancing frequency                                                   Monthly
Index Currency                                                              USD

The Deutsche Bank CROCI US+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   6

Deutsche Bank CROCI US Plus II Index

Index Description

The CROCI US Plus II Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI US Plus II Index rebalances on a different day than the
CROCI US+ Index.

                                                            BLOOMBERG: DBUSCPII
                                                                Absolute Return

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
--------------------------------------------------------------------------------

     1999  2000  2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ -----

Jan  1.0%  -4.8% 2.3%  -1.3%  -2.0% 0.8%  -2.1% 3.3%  2.5%  -6.4%  -4.1%
Feb  -2.6% -7.8% 0.5%   0.6%  -1.4% 3.8%  6.5%  -0.3% -0.8%  0.3%  -9.1%
Mar  3.1%  11.2% -2.0%  5.5%  0.4%  0.4%  -1.2% 1.7%  1.6%  -2.1%  9.2%
Apr  16.1% 6.6%  6.8%  -0.9%  6.0%  -0.2% -2.2% 0.7%  5.5%   4.5%  12.3%
May  2.9%  4.4%  1.7%  -0.3%  9.0%  -0.6% 3.4%  -3.1% 5.2%   3.4%  8.9%
Jun  2.2%  -5.4% -2.5% -6.9%  3.2%  3.3%  2.6%  1.0%  -1.7% -7.1%
Jul  -2.9% -0.2% 0.0%  -6.3%  0.4%  -2.0% 5.7%  1.1%  -2.9% -3.5%
Aug  -2.6% 7.6%  -0.9% -1.2%  3.4%  -0.4% -1.2% 0.4%  0.5%   4.3%
Sep  -5.1% 0.3%  -9.0% -10.2% -1.6% 4.3%  -0.5% 2.1%  2.4%  -10.0%
Oct  0.8%  7.4%  3.1%   7.4%  5.4%  2.5%  -3.0% 4.5%  3.3%  -16.7%
Nov  -0.8% -0.9% 7.4%   6.5%  3.0%  5.6%  3.0%  3.7%  -3.1% -5.2%
Dec  0.3%  7.3%  3.6%  -4.1%  6.9%  3.3%  0.8%  -1.2% -0.3%  4.0%
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ -----
Year 11.6% 26.5% 10.6% -12.0% 37.2% 22.5% 12.0% 14.5% 12.6% -31.4% 16.5%
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                            Annualised
                                                                                    ------ ----------- ------- --------
                                                    1 Month 3 Months 6 Months  YTD   1 year 3 years     5 years 10 years
CROCI US Plus II Index                                8.9%    33.6%    21.1%  16.5%  -19.5%    0.3%        6.3%     8.2%
S&P 500 (TR) Index                                    5.6%    25.8%     4.1%   3.0%  -32.6%   -8.2%       -1.9%    -1.7%
S&P 500/Citigroup Value Index (TR)                    6.4%    29.8%     0.0%  -0.9%  -36.4%  -11.3%       -2.3%    -0.9%
Excess Return vs S&P 500 (TR) Index                   3.3%     7.8%    17.1%  13.5%   13.1%    8.6%        8.2%     9.9%
Excess Return vs S&P 500/Citigroup Value Index (TR)   2.6%     3.8%    21.1%  17.4%   16.9%   11.6%        8.6%     9.1%

Performance Analysis January 1999 - May 2009

                                        Index        Bench1        Bench2
Growth over period                     166.4%        -10.4%          0.0%
Compounded annual growth                 9.9%         -1.1%          0.0%
Volatility                              21.6%         21.7%         22.5%
Sharpe ratio (3.37%)                     0.30         -0.20         -0.15
Maximum drawdown                       -42.2%        -50.9%        -56.8%
Start of max drawdown period         Nov-2007      Nov-2007      Nov-2005
End of max drawdown period           May-2009      May-2009      May-2009
Average monthly growth                  0.9%          0.0%           0.1%
Best monthly return                    16.1%          9.8%          11.0%
Worst monthly return                  -16.7%        -16.8%         -17.1%
% of months with gains                 58.4%         56.8%          57.6%
12 Month Correlation versus:
S&P 500 (TR) Index                       0.97          1.00          0.99
S&P 500/Citigroup Value Index (TR)       0.93          0.99          1.00

Index Facts
Bloomberg ticker                                                        DBUSCPII
Benchmark 1                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                       SPTR Index
Benchmark 2                                   S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2                                    SPTRSVX Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              40
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               USD

The Deutsche Bank CROCI US Plus II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   7

Deutsche Bank CROCI Euro+ Index

Index Description

The CROCI Euro+ Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                                                                 REUTERS: .CRCEU
                                                                BLOOMBERG: CRCEU

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
--------------------------------------------------------------------------------
     1999   2000   2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----

Jan  5.9%  -10.8%  1.6%   0.4%  -4.8% 3.8%  4.1%  5.4%  1.7%  -12.8% -6.1%
Feb  0.9%   1.9%   0.1%   2.4%  -7.9% 1.8%  4.0%  1.9%  -1.0% -0.7%  -9.5%
Mar  -0.2%  6.7%  -3.0%   5.1%  -5.8% -1.9% -0.4% 4.2%  4.4%  -2.5%  4.8%
Apr  9.5%   1.1%   7.1%  -1.7%  15.6% 3.5%  -4.1% 1.6%  5.1%   7.0%  17.6%
May  -2.5%  0.4%   1.7%  -0.3%  5.0%  0.5%  6.0%  -4.7% 5.9%   3.6%  3.9%
Jun  3.9%  -0.5%  -1.5%  -6.8%  3.9%  2.4%  3.0%  -0.6% 0.7%  -12.6%
Jul  -1.2%  5.2%  -1.5%  -10.3% 3.9%  -0.8% 4.4%  3.0%  -3.6% -2.4%
Aug  4.2%   1.9%  -4.9%   2.2%  4.7%  -0.1% -1.6% -0.4% 0.3%   2.4%
Sep  -4.3% -2.2%  -12.6% -16.7% -5.8% 2.0%  2.6%  1.4%  2.0%  -13.7%
Oct  1.9%   7.7%   5.7%  10.3%  5.5%  0.6%  -3.7% 1.9%  2.6%  -14.4%
Nov  4.6%  -0.7%   7.7%   7.8%  3.5%  2.8%  4.3%  1.3%  -2.6% -6.6%
Dec  11.4%  1.7%   2.7%  -10.1% 3.5%  1.8%  4.5%  4.4%  -0.1%  5.3%
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----
Year 38.2% 11.5%   1.2%  -19.3% 20.7% 17.5% 24.8% 20.7% 16.0% -40.7% 8.9%
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                               Annualised
                                                                                     ------   -------  -------   --------
                                                   1 Month 3 Months 6 Months  YTD    1 year   3 years  5 years   10 years
CROCI Euro+ Index                                    3.9%    28.1%    14.7%   8.9%   -31.0%    -5.8%     4.2%      5.9%
EuroSTOXX 50 (TR) Index                              4.9%    27.0%     3.6%   2.9%   -32.8%    -9.5%     0.6%     -1.6%
MSCI Daily TR Net EMU Index (EUR)                    4.5%    26.5%     5.3%   5.3%   -35.5%   -10.2%     0.8%       N/A
Excess Return vs EuroSTOXX 50 (TR) Index            -1.0%     1.0%    11.0%   6.0%     1.7%     3.6%     3.6%      7.5%
Excess Return vs MSCI Daily TR Net EMU Index (EUR)  -0.6%     1.6%     9.4%   3.5%     4.5%     4.4%     3.4%       N/A

Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                     Index        Bench1          Bench2
Growth over period                 101.6%          -6.9%          -38.4%
Compounded annual growth             7.0%          -0.7%           -5.3%
Volatility                          21.3%          24.9%           23.5%
Sharpe ratio (3.13%)                 0.18          -0.15          -0.36
Maximum drawdown                   -51.0%         -59.9%          -56.3%
Start of max drawdown period      Nov-2007       May-2000        Dec-2004
End of max drawdown period        May-2009       May-2009        Jun-2008
Average monthly growth               0.7%           0.1%           -0.2%
Best monthly return                 17.6%          15.5%           15.8%
Worst monthly return               -16.7%         -18.6%          -17.5%
% of months with gains              62.4%          56.0%           54.7%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index              0.95           1.00            0.98
MSCI Daily TR Net EMU Index (EUR)    0.94           0.98            1.00

Index Facts
Bloomberg ticker                                                           CRCEU
Benchmark 1                                              EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                       SX5T Index
Benchmark 2                                    MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                    NDDUEMU Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               EUR

The Deutsche Bank CROCI Euro+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   8

Deutsche Bank CROCI Euro II Index

Index Description

The CROCI Euro II Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Euro II Index rebalances on a different day than the
CROCI Euro+ Index.

                                                            BLOOMBERG: DBEECRII
                                                                Absolute Return

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
----------------------------------------------------------------------------------
      1999   2000    2001   2002    2003   2004   2005  2006   2007   2008  2009
---- ----- ------  ------ ------   -----  -----  -----  -----  ----- ------ ------
Jan   5.9%  -10.8%   1.6%    0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.5%  -5.0%
Feb   0.9%    1.9%   0.1%    2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.3%  -7.7%
Mar   0.2%    6.7%  -3.0%    5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.2%  -2.6%   4.6%
Apr   9.5%    1.1%   7.1%   -1.7%  15.6%   3.5%  -4.1%   1.6%   5.6%   8.2%  18.2%
May  -2.5%    0.4%   1.7%   -0.3%   5.0%   0.5%   6.0%  -4.6%   6.1%   3.8%   3.4%
Jun   3.9%   -0.5%   1.5%   -6.8%   3.9%   2.4%   3.0%  -0.7%   0.7% -12.1%
Jul  -1.2%    5.2%   1.5%  -10.3%   3.9%  -0.8%   4.4%   0.4%  -3.2%  -1.3%
Aug   4.2%    1.9%  -4.9%    2.2%   4.7%  -0.1%  -1.6%   2.1%   0.0%   2.5%
Sep  -4.3%   -2.2%  12.6%  -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -14.3%
Oct   1.9%    7.7%   5.7%   10.3%   5.5%   0.6%  -3.7%   1.9%   2.5% -15.2%
Nov   4.6%   -0.7%   7.7%    7.8%   3.5%   2.8%   4.3%   1.3%  -2.3%  -6.0%
Dec  11.4%    1.7%   2.7%  -10.1%   3.5%   1.8%   4.5%   4.4%   0.4%   5.2%
---- -----  ------ ------  ------  -----  -----  -----  ------ ----- ------ ------
Year 38.2%   11.5%   1.2%  -19.3%  20.7%  17.5%  24.8%  20.7%  17.6% -38.9%  12.0%
---- -----  ------ ------  ------  -----  ----- ------ ------  ----- ------ ------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                             Annualised
                                                                                   ------  -------  ------- --------
                                                   1 Month 3 Months 6 Months  YTD  1 year  3 years  5 years  10 years
CROCI Euro II Index                                  3.4%    27.8%    17.9%  12.0%  -28.4%   -3.6%     5.7%      6.6%
EuroSTOXX 50 (TR) Index                              4.9%    27.0%     3.6%   2.9%  -32.8%   -9.5%     0.6%     -1.6%
MSCI Daily TR Net EMU Index (EUR)                    4.5%    26.5%     5.3%   5.3%  -35.5%  -10.2%     0.8%       N/A
Excess Return vs EuroSTOXX 50 (TR) Index             -1.5%    0.7%    14.3%  9.2%     4.4%    5.9%     5.1%      8.2%
Excess Return vs MSCI Daily TR Net EMU Index (EUR)   -1.1%    1.3%    12.6%   6.7%    7.2%    6.6%     4.9%       N/A

Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                    Index          Bench1          Bench2
Growth over period                 116.3%           -6.9%          -38.4%
Compounded annual growth             7.7%           -0.7%           -5.3%
Volatility                          21.3%           24.9%           23.5%
Sharpe ratio (3.13%)                 0.21           -0.15           -0.36
Maximum drawdown                   -47.5%          -59.9%          -56.3%
Start of max drawdown period      Nov-2007       May-2000        Dec-2004
End of max drawdown period        May-2009       May-2009        Jun-2008
Average monthly growth               0.8%           0.1%            -0.2%
Best monthly return                 18.2%          15.5%            15.8%
Worst monthly return               -16.7%         -18.6%           -17.5%
% of months with gains              64.0%          56.0%            54.7%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index              0.95           1.00            0.98
MSCI Daily TR Net EMU Index (EUR)    0.94           0.98            1.00

Index Facts
Bloomberg ticker                                                        DBEECRII
Benchmark 1                                              EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                       SX5T Index
Benchmark 2                                    MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                    NDDUEMU Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               EUR

The Deutsche Bank CROCI Euro II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   9

Deutsche Bank CROCI Japan+ Index

Index Description
--------------------------------------------------------------------------------
The CROCI Japan+ Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                                                                REUTERS: .CRCJP
                                                               BLOOMBERG: CRCJP

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
------------------------------------------------------------------------------------
       1999   2000   2001    2002   2003   2004   2005   2006   2007    2008   2009
----  -----  -----  ------  ------  -----  -----  -----  -----  -----  ------  -----
Jan   2.8%   4.2%    2.8%   -5.8%   -3.7%  2.3%   -1.8%  4.7%   1.5%   -11.8%  -4.2%
Feb   -0.6%  -1.2%  -6.7%    5.2%   -1.9%  3.9%   3.3%   -1.2%  1.1%   -0.7%    0.5%
Mar   10.1%  7.1%    5.9%    2.2%   -2.3%  3.0%   -0.9%  4.3%   -0.8%  -11.5%   6.0%
Apr   4.1%   5.0%    5.1%    4.6%   -2.2%  1.4%   -2.8%  2.4%   -0.5%  12.0%    6.6%
May   1.9%   0.7%   -1.5%    1.9%   5.8%   -2.8%  2.4%   -6.0%  3.1%    5.4%   10.9%
Jun   8.8%   5.8%   -0.6%   -8.1%   5.6%   4.1%   1.6%   -0.5%  3.0%   -7.1%
Jul   3.4%   -6.0%  -5.5%   -7.1%   3.7%   -2.1%  1.8%   0.3%   -4.2%  -3.6%
Aug   -1.9%  -2.0%  -11.6%  -0.4%   4.3%   -2.4%  3.6%   5.9%   -2.4%   0.1%
Sep   0.0%   -1.8%  -5.4%   -2.8%   -0.1%  -1.5%  12.0%  -0.2%  1.7%   -15.5%
Oct   -1.4%  -2.5%   7.8%   -2.9%   0.6%   -1.2%  -1.5%  2.2%   -1.7%  -21.7%
Nov   0.1%   0.9%    5.2%    6.0%   -0.7%  -0.3%  7.9%   -0.3%  -5.0%  -10.0%
Dec   5.3%   -2.8%   3.4%   -4.6%   4.0%   5.2%   3.3%   7.0%   -1.0%   1.4%
----  -----  -----  ------  ------  -----  -----  -----  -----  -----  ------  -----
Year  37.0%  6.8%   -3.2%   -12.3%  13.2%  9.6%   31.9%  19.5%  -5.6%  -50.5%  20.7%
----  ----- -----  ------   ------  -----  -----  -----  -----  -----  ------  -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                               Annualised
                                                                                       ------ ----------- ------- --------
                                                       1 Month 3 Months 6 Months  YTD  1 year 3 years     5 years 10 years
CROCI Japan+ Index                                      10.9%    25.2%    22.3%  20.7% -34.8% -13.4%       -2.0%    1.4%
TOPIX W/Dividend TOPIX 100 (TR) Index                    7.2%    21.0%    10.0%  7.1%  -38.4% -16.0%       -3.9%    -4.0%
MSCI Daily TR Net Japan USD Index                        6.6%    20.5%     9.0%  6.2%  -36.3% -15.7%       -2.6%    -2.8%
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR) Index   3.6%     4.3%    12.4%  13.6%  3.6%   2.6%        1.9%     5.4%
Excess Return vs MSCI Daily TR Net Japan USD Index       4.3%     4.8%    13.3%  14.5%  1.5%   2.3%        0.6%     4.2%

Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                         Index   Bench1    Bench2
Growth over period                      37.1%     -19.4%   -11.2%
Compounded annual growth                 3.1%      -2.1%    -1.1%
Volatility                              24.1%     24.8%     23.5%
Sharpe ratio (0.19%)                     0.12     -0.09     -0.06
Maximum drawdown                        -58.4%    -62.7%   -57.2%
Start of max drawdown period          Jul-2007  Jan-2000  Sep-2007
End of max drawdown period            May-2009  May-2009  Dec-1899
Average monthly growth                   0.4%      0.0%      0.0%
Best monthly return                     12.0%     14.9%     13.6%
Worst monthly return                    -21.7%    -21.4%   -21.2%
% of months with gains                  52.8%     52.8%     52.8%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index     0.96      1.00      0.98
MSCI Daily TR Net Japan USD Index         0.95      0.98      1.00

Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                          CRCJP
--------------------------------------------------------------------------------
Benchmark 1                                TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                    TPXD100 Index
Benchmark 2                                    MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                     NDDUJN Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               JPY

The Deutsche Bank CROCI Japan+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  10

Deutsche Bank CROCI Japan II Index

Index Description
--------------------------------------------------------------------------------

The CROCI Japan II Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Japan II Index rebalances on a different day than the
CROCI Japan+ Index.

                                                            BLOOMBERG: DBAPCRII
                                                                Absolute Return

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
----------------------------------------------------------------------------------
     1999      2000   2001    2002  2003   2004   2005   2006  2007   2008  2009
---- -----   -----  ------  ------ -----  -----  -----  ----- ----- ------  ------
Jan    2.8%   4.2%    2.8%   -5.8%  -3.7%  2.3%  -1.8%   4.7%  1.5%  -11.9%  -3.1%
Feb   -0.6%  -1.2%   -6.7%    5.2%  -1.9%  3.9%   3.3%  -1.2%  0.7%   -0.2%   0.6%
Mar   10.1%   7.1%    5.9%    2.2%  -2.3%  3.0%  -0.9%   4.3% -0.7%  -10.6%   7.2%
Apr    4.1%   5.0%    5.1%    4.6%  -2.2%  1.4%  -2.8%   2.4% -0.5%   12.5%   6.0%
May    1.9%   0.7%   -1.5%    1.9%   5.8% -2.8%   2.4%  -6.0%  3.4%    6.2%  11.0%
Jun    8.8%   5.8%   -0.6%   -8.1%   5.6%  4.1%   1.6%  -0.5%  3.1%   -7.1%
Jul    3.4%  -6.0%   -5.5%   -7.1%   3.7% -2.1%   1.8%   0.3% -4.3%   -3.4%
Aug   -1.9%  -2.0%  -11.6%   -0.4%   4.3% -2.4%   3.6%   5.9% -3.0%   -0.8%
Sep    0.0%  -1.8%   -5.4%   -2.8%  -0.1% -1.5%  12.0%  -0.2%  2.1%  -15.2%
Oct   -1.4%  -2.5%    7.8%   -2.9%   0.6% -1.2%  -1.5%   2.2% -1.7%  -22.5%
Nov    0.1%   0.9%    5.2%    6.0%  -0.7% -0.3%   7.9%  -0.3% -4.3%   -8.7%
Dec    5.3%  -2.8%    3.4%   -4.6%   4.0%  5.2%   3.3%   7.0% -0.7%    1.6%
----  -----  ----- ------   ------  -----  ----- -----  ----- -----  ------  -----
Year  37.0%   6.8%  -3.2%   -12.3%  13.2%   9.6% 31.9%  19.5% -4.8%  -49.1%  23.0%
----  -----  ----- ------   ------  -----  ----- -----  ----- -----  ------  -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                               Annualised
                                                                                       ------ ------- ------- --------
                                                       1 Month 3 Months 6 Months  YTD  1 year 3 years 5 years 10 years
CROCI Japan II Index                                    11.0%    26.2%    25.0%  23.0% -33.4% -11.8%   -0.9%    2.0%
TOPIX W/Dividend TOPIX 100 (TR) Index                    7.2%    21.0%    10.0%  7.1%  -38.4% -16.0%   -3.9%    -4.0%
MSCI Daily TR Net Japan USD Index                        6.6%    20.5%     9.0%  6.2%  -36.3% -15.7%   -2.6%    -2.8%
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR) Index   3.8%     5.2%    15.0%  15.9%  5.0%   4.2%    3.0%     5.9%
Excess Return vs MSCI Daily TR Net Japan USD Index       4.4%     5.7%    16.0%  16.9%  2.9%   3.9%    1.6%     4.8%

Performance Analysis January 1999 - May 2009
=-------------------------------------------------------------------------------
                                         Index   Bench1    Bench2
Growth over period                      44.8%     -19.4%   -11.2%
Compounded annual growth                 3.6%      -2.1%    -1.1%
Volatility                              24.0%     24.8%     23.5%
Sharpe ratio (0.19%)                     0.14 -    0.09 -    0.06
Maximum drawdown                        -56.4%    -62.7%   -57.2%
Start of max drawdown period          Jul-2007  Jan-2000  Apr-2009
End of max drawdown period            May-2009  May-2009  Dec-1899
Average monthly growth                   0.4%      0.0%      0.0%
Best monthly return                     12.5%     14.9%     13.6%
Worst monthly return                    -22.5%    -21.4%   -21.2%
% of months with gains                  52.0%     52.8%     52.8%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index     0.96      1.00      0.98
MSCI Daily TR Net Japan USD Index         0.95      0.98      1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                       DBAPCRII
Benchmark 1                     TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                    TPXD100 Index
Benchmark 2                        MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                     NDDUJN Index
Index sponsor                                       Deutsche Bank
Number of stocks                                             30
Stocks weighting                                           Equal
Rebalancing frequency                                    Monthly
Index Currency                                              JPY

The Deutsche Bank CROCI Japan II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  11

Deutsche Bank US Growth Total Return Index

Index Description
--------------------------------------------------------------------------------

The US Growth Total Return Index intends to reflect the equal-weighted total return performance of thirty US growth stocks based on trailing 12 month earnings momentum and selected from the largest 251 stocks in the S&P 500 Index on a quarterly basis.

                                                              REUTERS: .DBEIUSG
                                                             BLOOMBERG: DBUSUSG

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500/Citigroup Growth TR Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Monthly Performance
--------------------------------------------------------------------------------
     1999   2000  2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ------ ----- ------ ----- ----- ----- ----- ----- ------ -----
Jan  7.8%  -7.1%  2.5%  -1.7%  -1.7% 0.1%  -2.2% 9.4%  1.2%  -10.7% -3.7%
Feb  -4.3% 10.8%  -6.6% -2.9%  -1.5% 3.4%  5.7%  -4.9% -0.9% -1.6%  -8.0%
Mar  3.9%  11.5%  -3.7%  7.0%  -0.4% 0.4%  -0.6% 2.5%  2.8%  -1.2%  9.4%
Apr  5.6%  -1.3%  9.9%  -1.3%  9.3%  -2.3% -3.2% 1.4%  6.0%   7.8%  7.8%
May  -3.3% -1.7%  -2.5% -1.1%  8.1%  1.2%  3.3%  -3.4% 3.5%   4.5%  9.7%
Jun  3.2%  -1.3%  -4.0% -5.4%  0.1%  4.5%  3.2%  2.2%  -1.5% -5.7%
Jul  -3.5% -7.3%  -1.5% -9.2%  4.4%  -5.6% 5.0%  -0.4% -2.9% -7.8%
Aug  -4.1% 10.6%  -5.5% -0.6%  3.4%  -1.1% 2.1%  0.1%  0.6%  -1.9%
Sep  -1.4% -10.7% -8.1% -9.2%  -1.9% 4.4%  2.8%  1.4%  3.4%  -11.9%
Oct  9.2%  -0.3%  3.6%   0.4%  7.7%  2.0%  -2.6% 2.9%  2.8%  -20.3%
Nov  4.0%  -9.0%  5.6%   3.7%  3.4%  6.1%  3.2%  1.7%  -2.7% -9.0%
Dec  9.8%   7.6%  2.6%  -3.7%  5.8%  3.5%  1.8%  -1.8% -1.3% -0.5%
---- ----- ------ ----- ------ ----- ----- ----- ----- ----- ------ -----
Year 28.7% -1.8%  -8.8% -22.5% 42.4% 17.3% 19.5% 11.1% 11.0% -46.9% 14.7%
---- ----- ------ ----- ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                           Annualised
                                                                                   ------ ------- ------- --------
                                                   1 Month 3 Months 6 Months  YTD  1 year 3 years 5 years 10 years
US Growth Total Return Index                         9.7%    29.5%    14.1%  14.7% -37.8%  -10.5%    0.5%     2.0%
S&P 500/Citigroup Growth TR Index                    4.9%    22.6%     7.9%   6.6% -29.0%   -5.3%   -1.7%    -2.8%
S&P 500 (TR) Index                                   5.6%    25.8%     4.1%   3.0% -32.6%   -8.2%   -1.9%    -1.7%
Excess Return vs S&P 500/Citigroup Growth TR Index   4.8%     6.9%     6.3%   8.1%  -8.8%   -5.1%    2.1%     4.9%
Excess Return vs S&P 500 (TR) Index                  4.2%     3.7%    10.1%  11.8%  -5.2%   -2.2%    2.4%     3.7%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                         Index        Bench1        Bench2
Growth over period                       33.9%        -22.3%        -10.4%
Compounded annual growth                  2.8%         -2.4%         -1.1%
Volatility                               24.8%         22.4%         21.7%
Sharpe ratio (3.37%)                     -0.02         -0.26         -0.20
Maximum drawdown                        -54.8%        -53.4%        -50.9%
Start of max drawdown period          Nov-2007      Apr-2000      Nov-2007
End of max drawdown period            May-2009      May-2009      May-2009
Average monthly growth                    0.4%         -0.1%          0.0%
Best monthly return                      11.5%          9.2%          9.8%
Worst monthly return                    -20.3%        -16.5%        -16.8%
% of months with gains                   51.2%         52.8%         56.8%
12 Month Correlation versus:
S&P 500/Citigroup Growth TR Index        0.97          1.00          0.99
S&P 500 (TR) Index                       0.95          0.99          1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                         DBUSUSG
Reuters code                                                            .DBEIUSG
Benchmark 1                                    S&P 500/Citigroup Growth TR Index
Bloomberg ticker of Benchmark 1                                    SPTRSGX Index
Benchmark 2                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                       SPTR Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD

The Deutsche Bank US Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  12

Deutsche Bank US Value Total Return Index

Index Description
--------------------------------------------------------------------------------
The US Value Total Return Index intends to reflect the equal-weighted total return performance of thirty stocks with the lowest 12 month trailing price-earnings ratio selected from the 251 largest market capitalisation stocks in the S&P 500 Index on a quarterly basis.

                                                              REUTERS: .DBEIUSV
                                                             BLOOMBERG: DBUSUSV

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500/Citigroup Value TR Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
      1999   2000  2001   2002   2003   2004   2005   2006   2007    2008   2009
---- ----- ------ ----- ------  -----  -----  -----  -----  -----  ------  -----
Jan   0.4%  -4.9%  6.3%  -1.7%  -2.7%   1.9%  -0.9%   6.6%   0.2%   -1.5%  -5.3%
Feb  -1.1%  -8.5% -2.5%   0.7%  -3.8%   2.9%   7.4%  -2.0%  -0.8%   -7.2%  -9.8%
Mar   5.2%  16.7% -1.7%   6.3%  -1.5%  -0.1%  -1.5%   2.4%   2.9%   -3.2%  11.5%
Apr   6.8%   0.2%  3.9%   0.2%   8.1%  -1.7%  -1.5%   3.5%   4.9%    6.6%  18.3%
May   2.1%   7.8%  4.0%  -2.4%   8.9%  -1.1%   4.7%  -2.9%   4.9%   -0.4%  10.3%
Jun   0.3% -10.9% -2.1%  -3.5%   1.0%   3.5%   4.3%   3.4%  -0.9%  -12.9%
Jul  -4.6%   5.8% -0.4%  -7.5%  -0.2%   0.0%   4.1%   1.8%  -6.8%    0.4%
Aug   0.0%  10.7% -4.5%   1.5%   2.8%   0.6%   0.3%  -2.2%  -1.7%   -0.2%
Sep  -4.0%   5.8% -7.4% -15.0%   0.5%   3.6%   2.3%   0.6%   4.3%   -9.0%
Oct  10.4%   4.6%  0.4%   0.0%   5.8%   0.8%  -2.9%   4.7%   1.5%  -19.4%
Nov  -5.2%  -2.1%  3.2%   4.4%   1.7%   5.1%   3.4%   3.5%  -7.0%   -6.2%
Dec   1.6%   9.7%  3.6%  -2.5%   5.6%   3.2%  -1.0%   0.1%  -1.0%    6.2%
---- ----- ------ ----- ------  -----  -----  -----  -----  -----  ------  -----
Year 11.2% 36.2%  2.0%  -19.3%  28.3%  20.0%  19.8%  21.0%  -0.5%  -40.1%  24.2%
---- ----- ------ ----- ------  -----  -----  -----  -----  ----- ------ - ----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                               Annualised
                                                                                   ---------------------------------
                                                  1 Month 3 Months 6 Months  YTD   1 year  3 years  5 years 10 years
US Value Total Return Index                        10.3%    45.4%    31.9%  24.2%  -20.8%    -6.0%     4.8%    6.1%
S&P 500/Citigroup Value TR Index                    6.4%    29.8%     0.0%  -0.9%  -36.4%   -11.3%    -2.3%    -0.9%
S&P 500 (TR) Index                                  5.6%    25.8%     4.1%   3.0%  -32.6%    -8.2%    -1.9%    -1.7%
Excess Return vs S&P 500/Citigroup Value TR Index   3.9%    15.7%    31.9%  25.1%   15.6%     5.3%     7.1%     7.0%
Excess Return vs S&P 500 (TR) Index                 4.7%    19.6%    27.8%  21.2%   11.8%     2.3%     6.7%     7.8%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                   Index            Bench1          Bench2
Growth over period                105.8%              0.0%          -10.4%
Compounded annual growth            7.2%              0.0%           -1.1%
Volatility                         25.8%             22.5%           21.7%
Sharpe ratio (3.37%)                0.15             -0.15           -0.20
Maximum drawdown                  -54.8%            -56.8%          -50.9%
Start of max drawdown period     Jun-2007          Jun-2007        Nov-2007
End of max drawdown period       May-2009          May-2009        May-2009
Average monthly growth              0.7%              0.1%            0.0%
Best monthly return                18.3%             11.0%            9.8%
Worst monthly return              -19.4%            -17.1%          -16.8%
% of months with gains             57.6%             57.6%           56.8%
12 Month Correlation versus:
S&P 500/Citigroup Value TR Index    0.94              1.00            0.99
S&P 500 (TR) Index                  0.96              0.99            1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                         DBUSUSV
Reuters code                                                            .DBEIUSV
Benchmark 1                                     S&P 500/Citigroup Value TR Index
Bloomberg ticker of Benchmark 1                                    SPTRSVX Index
Benchmark 2                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                       SPTR Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD

The Deutsche Bank US Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  13

Deutsche Bank Euro Growth Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------

The Euro Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty growth stocks from the Eurozone based on high trailing 12 month earnings momentum and selected from the Dow Jones EURO STOXX
Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the index.

                                                             REUTERS: .DBEIEUGR
                                                            BLOOMBERG: DBEEEUGR

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJES LC Growth Euro TR Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999    2000   2001   2002   2003  2004  2005  2006  2007   2008  2009
---- -----  ----- ------ ------  ----- ----- ----- ----- ----- ------ --------
Jan   3.1%  -4.8%   8.2%  -1.3%  -7.1%  3.6%  2.0%  3.9%   2.6%  -10.0%  -7.3%
Feb  -1.1%  10.1% -10.5% - 2.8%  -2.5%  1.5%  2.6%  2.0%  -1.3%   -2.0%  -7.3%
Mar   2.0%   3.9%  -2.6%   7.2%  -5.7% -2.8% -0.1%  5.1%   4.4%   -2.7%   5.4%
Apr   3.8%   3.4%  10.3%   1.1%  16.1%  1.4% -4.5%  0.1%   4.5%    3.6%  10.6%
May  -5.7%   1.1%  -5.0%  -1.4%   0.3%  0.3%  4.4% -5.2%   5.5%    0.5%   2.1%
Jun   4.9%   1.8%  -6.0%  -6.2%   3.3%  3.7%  3.1%  0.5%  -1.5%  -13.6%
Jul  -3.1%   1.2%  -3.8% -10.0%   2.6% -3.2%  4.3%  1.3%  -2.6%    2.4%
Aug   2.9%   2.9%  -9.4%   2.6%   4.4% -0.4% -1.5%  2.2%   1.0%   -0.4%
Sep  -2.4%  -5.5% -18.0% -12.9%  -6.5%  2.1%  4.5%  3.2%   3.2%   -8.6%
Oct   2.2%   2.4%   8.7%   6.5%   9.3%  4.1% -2.8%  4.4%   2.2%   -6.8%
Nov  10.7%  -7.7%   9.2%   2.4%   0.8%  3.0%  4.6%  0.1%  -5.2%  -10.5%
Dec  17.8%  -2.4%   3.4%  -6.8%   1.0%  3.1%  4.1%  4.6%  -3.9%   0.9%
---- -----  ----- ------ ------  ----- ----- ----- -----  ----- ------   -----
Year 38.4%  5.0%  -18.7% -21.5%  14.5% 17.5% 22.1% 24.1%   8.5%  -39.4%   2.2%
---- ----- -----  ------ ------  ----- ----- ----- -----  -----  ------  -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Performance Analysis January 1998 - August 2008
--------------------------------------------------------------------------------
                                                                                        Annualised
                                                                                ------ ----------- ------- --------
                                                1 Month 3 Months 6 Months  YTD  1 year 3 years     5 years 10 years
Euro Growth Total Return Index                    2.1%    19.0%     3.2%  2.2%  -30.7%  -7.6%        2.8%    2.3%
DJES LC Growth Euro TR Index                      3.7%    16.2%    -2.4%  -3.4% -37.5% -11.2%       -2.2%    -3.5%
DJES Large Euro TR Index                          4.1%    25.7%     3.4%  2.9%  -35.7% -10.3%       0.4%      N/A
Excess Return vs DJES LC Growth Euro TR Index     -1.6%    2.7%     5.6%  5.6%   6.8%   3.6%        5.0%     5.8%
Excess Return vs DJES Large Euro TR Index         -2.0%   -6.7%    -0.1%  -0.6%  5.0%   2.8%        2.4%      N/A

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                    Index     Bench1    Bench2
Growth over period                 27.2%       -26.3%   -21.4%
Compounded annual growth            2.3%        -2.9%    -2.5%
Volatility                         21.9%       24.0%     24.1%
Sharpe ratio (3.13%)         -      0.04 -      0.25 -    0.23
Maximum drawdown                   -52.5%      -64.5%   -57.4%
Start of max drawdown period     Nov-2007    Mar-2000  Apr-1999
End of max drawdown period       May-2009    May-2009  Apr-2007
Average monthly growth              0.4%        -0.1%    -0.1%
Best monthly return                17.8%       17.3%     15.4%
Worst monthly return               -18.0%      -16.7%   -18.4%
% of months with gains             60.8%       51.2%     53.0%
12 Month Correlation versus:
DJES LC Growth Euro TR Index         0.96        1.00     0.93
DJES Large Euro TR Index             0.87        0.93     1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                        DBEEEUGR
Reuters code                                                           .DBEIEUGR
Benchmark 1                                         DJES LC Growth Euro TR Index
Bloomberg ticker of Benchmark 1                                       SLGT Index
Benchmark 2                                             DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                       LCXT Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               EUR

The Deutsche Bank Euro Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  14

Deutsche Bank Euro Value Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The Euro Value Total Return Index intends to reflect the equal-weighted total return performance of twenty shares from the Eurozone based on high trailing 12 month dividend yield and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the Index.

                                                             REUTERS: .DBEIEUVA
                                                            BLOOMBERG: DBEEEUVA

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJES LC Value Euro TR Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

-
-------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999   2000   2001   2002   2003  2004  2005  2006  2007   2008   2009
---- ----- ------ ------ ------ ------ ----- ----- ----- ----- ------ ------
Jan  3.7%  -12.0%  5.1%   0.7%  -5.7%  1.8%  2.3%  2.7%  2.1%  -9.2%  -11.4%
Feb  2.4%   4.5%  -4.5%   0.0%  -10.8% 2.3%  2.6%  4.4%  -1.8% -3.9%  -13.7%
Mar  0.1%   7.1%  -3.3%   6.9%  -6.2%  -2.5% -0.5% 3.7%  2.5%  -3.0%   5.1%
Apr  7.2%   1.6%   5.3%  -1.1%  21.1%  3.6%  -3.9% -0.6% 5.9%   7.6%  31.5%
May  -2.4%  1.1%  -2.3%  -2.9%   5.3%  -0.6% 3.6%  -4.5% 2.9%  -2.5%   4.1%
Jun  3.2%   3.4%  -3.4%  -6.7%   7.5%  3.0%  3.9%  0.5%  -2.3% -15.6%
Jul  -3.6%  3.5%  -2.7%  -15.0%  5.8%  -1.7% 3.9%  1.4%  -3.2% -0.6%
Aug  4.2%   2.7%  -4.6%   3.5%   3.0%  -0.5% -0.1% 4.1%  0.1%   3.7%
Sep  -4.2% -1.2%  -11.9% -21.2% -4.5%  1.9%  4.6%  1.7%  1.0%  -10.6%
Oct  4.1%   6.7%   5.3%  11.4%   4.2%  3.0%  -2.6% 4.7%  2.2%  -20.8%
Nov  4.6%  -2.8%   6.0%  12.1%   2.0%  3.6%  3.8%  -0.1% -2.4% -6.4%
Dec  13.2% -0.3%   2.5%  -10.0%  4.7%  3.7%  3.1%  4.0%  -1.4%  2.5%
---- ----- ------ ------ ------ ------ ----- ----- ----- ----- ------ ------
Year 36.4% 13.5%  -9.6%  -24.9% 25.2%  18.9% 22.3% 23.8% 5.4%  -47.6%  9.9%
---- ----- ------ ------ ------ ------ ----- ----- ----- ----- ------ ------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                            Annualised
                                                                               -----------------------------------
                                             1 Month 3 Months 6 Months YTD     1 year    3 years  5 years 10 years
Euro Value Total Return Index                  4.1%    43.8%    12.6%  9.9%    -35.2%    -10.7%     0.9%    2.6%
DJES LC Value Euro TR Index                    3.7%    28.2%     5.2%  5.1%    -40.0%    -12.6%    -0.4%    -3.4%
DJES Large Euro TR Index                       4.1%    25.7%     3.4%  2.9%    -35.7%    -10.3%    0.4%      N/A
Excess Return vs DJES LC Value Euro TR Index   0.4%    15.6%     7.4%  4.8%     4.8%      1.8%     1.3%     6.0%
Excess Return vs DJES Large Euro TR Index      0.0%    18.1%     9.3%  7.0%     0.5%      -0.4%    0.4%      N/A

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                   Index         Bench1        Bench2
Growth over period                43.8%           -24.6%       -21.4%
Compounded annual growth           3.6%            -2.7%        -2.5%
Volatility                        24.1%           24.2%         24.1%
Sharpe ratio (3.13%)               0.02           -0.24         -0.23
Maximum drawdown                  -62.3%          -60.3%       -57.4%
Start of max drawdown period    Jun-2007        Jun-2007      Apr-1999
End of max drawdown period      May-2009        May-2009      Apr-2007
Average monthly growth             0.5%            0.0%         -0.1%
Best monthly return               31.5%           17.0%         15.4%
Worst monthly return              -21.2%          -20.7%       -18.4%
% of months with gains            58.4%           55.2%         53.0%
12 Month Correlation versus:
DJES LC Value Euro TR Index         0.95            1.00         0.98
DJES Large Euro TR Index            0.93            0.98         1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                                        DBEEEUVA
Reuters code                                                           .DBEIEUVA
Benchmark 1                                          DJES LC Value Euro TR Index
Bloomberg ticker of Benchmark 1                                       SLVE Index
Benchmark 2                                             DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                       LCXT Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               EUR

The Deutsche Bank Euro Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  15

Deutsche Bank UK Growth Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The UK Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty UK growth stocks based on trailing 12 month earnings momentum and selected from the FTSE 100 Index on a quarterly basis.

                                                               REUTERS: .DBUKGT
                                                            BLOOMBERG: DBEEUKGT

Absolute Return
--------------------------------------------------------------------------------
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12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs FTSE 100 TR Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999  2000   2001   2002  2003  2004  2005  2006   2007   2008  2009
---- ----- ----- ------ ------ ----- ----- ----- ----- ------ ------ -----
Jan  5.5%  -4.5%  3.7%  -0.9%  -9.7% 1.0%  1.7%  5.1%  -3.1%  -4.6%  3.2%
Feb  4.2%  3.8%  -1.9%   4.0%  2.3%  4.8%  4.4%  3.5%   0.4%  -4.9%  1.2%
Mar  1.7%  5.6%  -6.5%   5.0%  -2.4% 0.5%  -2.7% 5.1%   6.2%  -3.5%  5.8%
Apr  4.6%  -3.5%  7.7%  -3.1%  10.8% 0.0%  -5.0% -0.3%  0.5%   3.1%  10.0%
May  -4.8% 3.4%  -0.7%  -0.8%  6.2%  -0.1% 5.5%  -3.5%  4.1%   0.5%  6.1%
Jun  2.3%  3.1%  -1.2%  -6.9%  -1.7% 3.3%  4.3%  1.8%  -2.8%  -6.1%
Jul  -1.9% 2.2%  -2.6%  -7.6%  3.7%  -2.8% 5.3%  1.9%  -4.4%  -4.2%
Aug  -0.2% 5.3%  -0.6%   0.0%  0.9%  0.2%  3.2%  1.6%   0.0%   7.3%
Sep  -3.3% -6.5% -10.3% -8.1%  -1.9% 5.6%  4.3%  1.1%   0.1%  -16.2%
Oct  0.5%  2.8%   5.3%   6.0%  8.0%  0.7%  -4.4% 2.8%   3.2%  -15.3%
Nov  10.5% -3.6%  6.1%  -2.3%  -1.9% 5.5%  6.6%  0.4%  -10.7%  3.6%
Dec  8.9%  3.3%   0.8%  -4.1%  2.2%  3.4%  4.8%  6.6%  -1.1%   8.0%
---- ----- ----- ------ ------ ----- ----- ----- ----- ------ ------ -----
Year 30.3% 10.9% -1.8%  -18.1% 15.8% 24.0% 30.6% 29.1% -8.4%  -30.5% 29.0%
---- ----- ----- ------ ------ ----- ----- ----- ----- ------ ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                        Annualised
                                                                          ------ ----------- ------- --------
                                          1 Month 3 Months 6 Months  YTD  1 year 3 years     5 years 10 years
UK Growth Total Return Index                6.1%    23.6%    39.4%  29.0%  -1.1%  -1.2%       10.1%      7.6%
FTSE 100 TR Index                           4.7%    17.0%     5.5%  1.9%  -23.7%  -4.7%        3.7%     -0.2%
MSCI UK Value Index (TR)                    5.2%    14.1%    10.4%  4.7%  -24.7%  -3.1%        4.1%     -0.5%
Excess Return vs FTSE 100 TR Index          1.4%     6.6%    33.9%  27.2%  22.6%   3.5%        6.4%      7.8%
Excess Return vs MSCI UK Value Index (TR)   1.0%     9.5%    29.0%  24.4%  23.7%   1.9%        6.0%      8.1%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                    Index          Bench1         Bench2
Growth over period                 131.2%            5.1%          -4.7%
Compounded annual growth             8.4%            0.5%          -0.5%
Volatility                          21.6%           20.9%          21.3%
Sharpe ratio (4.75%)                 0.17           -0.20          -0.24
Maximum drawdown                    -47.3%         -44.4%         -44.2%
Start of max drawdown period      Jun-2007        Jan-2000       Sep-2000
End of max drawdown period        May-2009        Feb-2006       Mar-2007
Average monthly growth               0.8%            0.1%           0.0%
Best monthly return                 10.8%            9.0%           9.8%
Worst monthly return                -16.2%         -12.9%         -14.4%
% of months with gains              61.6%           58.4%          58.4%
12 Month Correlation versus:
FTSE 100 TR Index                    0.94           1.00            0.97
MSCI UK Value Index (TR)             0.95           0.97            1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                        DBEEUKGT
Reuters code                                                             .DBUKGT
Benchmark 1                                                    FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                      TUKXG Index
Benchmark 2                                             MSCI UK Value Index (TR)
Bloomberg ticker of Benchmark 2                                     NLDGUK Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               GBP

The Deutsche Bank UK Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  16

Deutsche Bank UK Value Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The UK Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with a low 12 month trailing price earnings ratio selected from the FTSE 100 Index on a quarterly basis.

                                                               REUTERS: .DBUKVT
                                                            BLOOMBERG: DBEEUKVT

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs FTSE 100 TR Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999  2000  2001  2002  2003  2004  2005  2006   2007   2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------ -----
Jan  -2.1% -6.2% -0.3% 3.5%  -7.0% -1.2% 2.5%  5.0%  -3.8%  -1.4%  -4.8%
Feb  5.2%  0.6%  -0.4% 1.4%  4.9%  2.9%  0.9%  3.3%   0.0%  -9.3%  1.1%
Mar  0.3%  9.1%  -3.6% 7.5%  -3.0% -0.2% -0.4% 4.0%   5.0%  -0.3%  20.2%
Apr  9.8%  0.7%  4.0%  3.0%  12.4% 2.1%  -5.1% -0.7%  0.3%  -1.3%  31.8%
May  -3.1% 7.8%  2.8%  3.6%  5.4%  1.2%  5.5%  -3.3%  2.8%  -3.8%  6.8%
Jun  1.6%  2.1%  0.4%  -7.5% 0.3%  2.9%  4.1%  2.9%  -1.0%  -13.2%
Jul  -4.4% 1.1%  -4.2% -6.1% 3.4%  -2.3% 4.2%  1.4%  -3.3%  -1.0%
Aug  0.5%  6.7%  0.0%  1.3%  3.7%  1.9%  1.6%  1.0%  -0.6%   5.5%
Sep  -1.8% -2.5% -9.8% -8.8% -1.6% 0.4%  2.6%  1.2%  -5.6%  -21.8%
Oct  -2.6% 1.5%  2.7%  6.2%  4.0%  2.2%  -2.4% 3.1%   1.6%  -18.0%
Nov  2.0%  6.1%  5.3%  -0.1% 1.0%  1.0%  4.5%  0.5%  -5.1%  10.6%
Dec  1.9%  3.0%  2.4%  -4.6% 3.1%  6.2%  6.4%  4.8%  -4.4%  -1.9%
---- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------ -----
Year 6.8%  33.1% -1.6% -2.2% 28.4% 18.1% 26.5% 25.6% -13.8% -46.6% 62.8%
---- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                           Annualised
                                                                               ---------------------------------
                                           1 Month  3 Months  6 Months   YTD   1 year  3 years  5 years 10 years
UK Value Total Return Index                  6.8%     69.2%     59.7%   62.8%     2.7%   -4.6%     6.1%    8.4%
FTSE 100 TR Index                            4.7%     17.0%      5.5%    1.9%   -23.7%   -4.7%     3.7%    -0.2%
MSCI UK Growth Index (TR)                    3.9%     22.5%     -0.1%   -1.4%   -23.6%   -7.1%     2.3%     0.1%
Excess Return vs FTSE 100 TR Index           2.1%     52.2%     54.2%   61.0%    26.4%    0.1%     2.4%     8.6%
Excess Return vs MSCI UK Growth Index (TR)   2.9%     46.7%     59.7%   64.3%    26.3%    2.5%     3.7%     8.3%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
------------------------------------------------------------------------------------------
                                      Index         Bench1        Bench2
Growth over period                  146.9%            5.1%         13.4%
Compounded annual growth              9.1%            0.5%          1.2%
Volatility                           25.3%           20.9%         22.0%
Sharpe ratio (4.75%)                  0.17           -0.20         -0.16
Maximum drawdown                     -59.2%         -44.4%         -45.8%
Start of max drawdown period       Jun-2007        Jan-2000      Nov-2007
End of max drawdown period         May-2009        Feb-2006      May-2009
Average monthly growth                0.9%            0.1%          0.2%
Best monthly return                  31.8%            9.0%         14.0%
Worst monthly return                 -21.8%         -12.9%         -15.6%
% of months with gains               62.4%           58.4%         59.2%
12 Month Correlation versus:
FTSE 100 TR Index                      0.88           1.00           0.97
MSCI UK Growth Index (TR)              0.90           0.97           1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                        DBEEUKVT
Reuters code                                                             .DBUKVT
Benchmark 1                                                    FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                      TUKXG Index
Benchmark 2                                            MSCI UK Growth Index (TR)
Bloomberg ticker of Benchmark 2                                     NDLVUK Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               GBP

The Deutsche Bank UK Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  17

Deutsche Bank Japan Growth Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The Japan Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty JPY growth stocks based on trailing 12 month earnings momentum and selected from the Topix 100 Index on a quarterly basis.

                                                                REUTERS: .DBJGT
                                                             BLOOMBERG: DBAPJGT

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999  2000   2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----
Jan  -1.7% 1.3%   2.4%  -9.1%  -3.5% 3.6%  -1.6% 5.3%  2.8%  -10.1% -4.6%
Feb  0.5%  4.6%  -8.4%   2.5%  -0.6% 4.3%  4.6%  0.8%  0.0%   2.1%  -4.1%
Mar  13.7% 4.0%   1.2%   2.5%  -4.5% 5.0%  -1.5% 4.5%  -0.2% -10.3% -0.2%
Apr  5.2%  2.5%   8.8%   2.3%  -0.9% 1.5%  -4.8% -1.8% -0.3% 14.9%  6.2%
May  0.6%  -2.1% -4.3%   2.1%  4.3%  -2.2% 2.0%  -7.1% 4.1%   3.8%  11.0%
Jun  10.4% 2.7%  -5.1%  -7.7%  5.1%  1.5%  1.7%  -0.7% 2.7%  -6.2%
Jul  2.2%  -6.9% -8.1%  -6.2%  4.9%  -4.0% 3.1%  0.4%  -3.5% -2.5%
Aug  -1.9% 0.8%  -8.6%   0.9%  5.0%  -0.4% 5.1%  3.9%  -5.3% -4.7%
Sep  4.3%  -1.0% -8.7%   0.0%  2.6%  -1.3% 14.9% -2.9% 2.4%  -18.8%
Oct  3.8%  -1.8%  4.2%  -3.5%  3.4%  -1.4% 2.5%  1.6%  -0.6% -23.7%
Nov  0.3%  -0.6%  1.1%   4.9%  -5.1% 4.3%  4.8%  -1.5% -8.5% -3.0%
Dec  -0.1% -3.8% -1.6%  -2.8%  2.8%  3.6%  7.3%  5.1%  -3.0%  2.2%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----
Year 42.8% -1.0% -25.4% -14.3% 13.5% 15.1% 43.7% 7.0%  -9.8% -47.5% 7.6%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                             Annualised
                                                                                 ------ ----------- ------- --------
                                                 1 Month 3 Months 6 Months  YTD  1 year 3 years     5 years 10 years
Japan Growth Total Return Index                   11.0%    17.6%     9.9%  7.6%  -42.5% -18.7%       -4.4%    -2.5%
TOPIX W/Dividend TOPIX 100 (TR)                    7.2%    21.0%    10.0%  7.1%  -38.4% -16.0%       -3.9%    -4.0%
MSCI Japan Growth (TR)                             7.2%    16.7%     2.3%  -1.2% -45.2% -20.5%       -6.7%    -7.0%
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR)   3.7%    -3.4%    -0.1%  0.5%  -4.1%   -2.6%       -0.4%    1.5%
Excess Return vs MSCI Japan Growth (TR)            3.8%     0.8%     7.6%  8.8%   2.6%   1.9%        2.4%     4.5%

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                       Index   Bench1    Bench2
Growth over period                     -7.6%    -19.4%    -42.3%
Compounded annual growth               -0.8%     -2.1%     -5.1%
Volatility                            24.2%     24.8%     25.1%
Sharpe ratio (0.19%)                  -0.04     -0.09     -0.21
Maximum drawdown                      -60.4%    -62.7%    -69.8%
Start of max drawdown period        Jul-2007  Jan-2000  Mar-2000
End of max drawdown period          May-2009  May-2009  May-2009
Average monthly growth                 0.1%      0.0%      -0.3%
Best monthly return                   14.9%     14.9%     13.4%
Worst monthly return                  -23.7%    -21.4%    -23.4%
% of months with gains                54.4%     52.8%     51.2%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)         0.97      1.00      0.99
MSCI Japan Growth (TR)                  0.97      0.99      1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                   DBAPJGT
Reuters code                                         .DBJGT
Benchmark 1                     TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                TPXD100 Index
Benchmark 2                            MSCI Japan Growth (TR)
Bloomberg ticker of Benchmark 2                NAGLJN Index
Index sponsor                                  Deutsche Bank
Number of stocks                                         20
Stocks weighting                                      Equal
Rebalancing frequency                               Quarterly
Index Currency                                          JPY

The Deutsche Bank Japan Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  18

Deutsche Bank Japan Value Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

                                                                REUTERS: .DBJVT
                                                             BLOOMBERG: DBAPJVT

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX W/Dividend TOPIX 100 (TR)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999  2000  2001  2002  2003  2004  2005  2006   2007   2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------ -----
Jan  2.3%  7.2%  0.1%  -6.1% -2.4% 5.4%  -2.1% -0.3%  5.3%  -9.3%  -6.3%
Feb  -0.4% 1.3%  -3.3% 0.5%  -0.6% 5.4%  4.0%  -0.2%  5.2%   1.1%  -3.1%
Mar  14.2% 7.0%  4.7%  4.3%  -4.4% 4.6%  0.2%  2.7%   0.9%  -11.1% 6.4%
Apr  2.9%  4.4%  4.9%  3.7%  4.6%  1.2%  -4.5% 0.5%  -2.6%  16.8%  17.5%
May  2.2%  -2.1% -1.6% 2.1%  6.0%  -1.1% 2.2%  -5.0%  9.6%   7.0%  14.7%
Jun  11.8% 1.1%  3.1%  -7.4% 6.9%  4.1%  2.5%  -0.6%  4.3%  -9.0%
Jul  3.7%  -3.4% -4.1% -2.8% 6.2%  0.3%  2.0%  -0.2%  1.2%   0.4%
Aug  0.1%  0.6%  -5.6% 2.3%  6.6%  0.3%  7.5%  5.0%  -10.7% -6.9%
Sep  1.5%  0.3%  -9.1% -3.4% 3.2%  -2.4% 15.8% -3.7%  3.6%  -19.5%
Oct  -5.3% -0.3% 5.7%  -4.3% -0.8% -1.6% -0.3% -0.1% -1.7%  -24.7%
Nov  -0.9% -0.7% 3.1%  4.5%  0.0%  2.7%  4.0%  1.4%  -6.7%  -5.8%
Dec  -2.1% -1.0% -2.2% -2.6% 2.9%  4.2%  5.4%  6.8%  -4.4%   2.5%
---- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------ -----
Year 32.6% 14.7% -5.4% -9.7% 31.3% 25.3% 41.6% 5.7%   2.1%  -49.2% 30.2%
---- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                         Annualised
                                                                                 ------ ------- ------- --------
                                                 1 Month 3 Months 6 Months  YTD  1 year 3 years 5 years 10 years
Japan Value Total Return Index                    14.7%    43.5%    33.4%  30.2% -35.2%  -9.9%    1.7%    5.8%
TOPIX W/Dividend TOPIX 100 (TR)                    7.2%    21.0%    10.0%  7.1%  -38.4% -16.0%   -3.9%    -4.0%
MSCI Japan Value (TR)                              6.9%    24.0%    16.3%  13.8% -26.9% -10.8%   1.0%     1.0%
Excess Return vs TOPIX W/Dividend TOPIX 100 (TR)   7.5%    22.5%    23.5%  23.1%  3.1%   6.2%    5.6%     9.8%
Excess Return vs MSCI Japan Value (TR)             7.9%    19.5%    17.2%  16.4% -8.4%   1.0%    0.7%     4.8%

-------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                   Index      Bench1        Bench2
Growth over period               116.1%        -19.4%        32.4%
Compounded annual growth           7.7%         -2.1%         2.7%
Volatility                        26.5%         24.8%        22.7%
Sharpe ratio (0.19%)               0.28         -0.09         0.11
Maximum drawdown                  -62.6%       -62.7%        -53.0%
Start of max drawdown period    Aug-2007     Jan-2000      Jul-2007
End of max drawdown period      May-2009     May-2009      May-2009
Average monthly growth             0.8%         0.0%          0.4%
Best monthly return               17.5%        14.9%         15.4%
Worst monthly return              -24.7%       -21.4%        -18.8%
% of months with gains            57.6%        52.8%         51.2%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)    0.96         1.00          0.99
MSCI Japan Value (TR)              0.95         0.99          1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                         DBAPJVT
Reuters code                                                              .DBJVT
Benchmark 1                                      TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                    TPXD100 Index
Benchmark 2                                                MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2                                     NAVLJN Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               JPY

The Deutsche Bank Japan Value Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  19

S&P X-Alpha USD Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
S&P X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank
Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

                                                               REUTERS: .SPXADT
                                                              BLOOMBERG: SPXADT

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jan  -0.7% -1.2% 3.4%  1.3%  0.2%  -0.1% 1.7%  5.6%  0.0%  2.4%  2.0%
Feb  1.4%  0.8%  3.0%  0.6%  -0.8% 1.6%  4.9%  -1.4% 1.8%  -1.4% 1.8%
Mar  0.0%  3.7%  1.7%  2.7%  -1.8% 1.9%  0.3%  3.0%  3.2%  -1.3% 1.2%
Apr  2.0%  2.4%  0.4%  5.8%  1.5%  0.2%  -1.6% 0.9%  0.6%  1.2%  3.2%
May  1.5%  3.7%  0.2%  0.5%  4.0%  0.3%  0.1%  0.6%  1.3%  0.5%  2.5%
Jun  -1.7% -1.5% 0.1%  3.1%  -0.9% 2.4%  3.7%  2.0%  -0.3% -1.5%
Jul  -0.5% 1.4%  0.5%  0.5%  0.6%  0.5%  1.2%  0.6%  0.1%  -2.1%
Aug  -0.9% 2.3%  2.1%  0.9%  2.0%  0.2%  3.2%  -1.9% -1.2% -0.9%
Sep  0.1%  1.8%  -1.5% 0.3%  0.8%  3.0%  2.2%  -1.1% -0.3% -2.0%
Oct  -0.8% 2.1%  1.0%  -5.0% 1.4%  0.2%  -0.6% 1.8%  0.2%  -1.1%
Nov  -2.6% 1.8%  -0.4% -0.8% 0.7%  2.9%  0.1%  1.3%  -2.7% 0.0%
Dec  0.7%  3.6%  1.1%  2.2%  -0.8% 1.0%  0.7%  0.2%  -2.1% 0.7%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Year -1.6% 22.7% 12.1% 12.4% 7.0%  15.0% 16.8% 11.9% 0.3%  -5.4% 11.3%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                              Annualised
                                                                                      ------ ----------- ------- --------
                                                      1 Month 3 Months 6 Months  YTD  1 year 3 years     5 years 10 years
S&P X-Alpha USD Total Return Index                      2.5%     7.1%    12.1%  11.3%  3.9%    2.8%        8.8%    9.5%
MSCI World Index                                        9.1%    30.4%    10.3%  6.8%  -34.9%  -7.9%       0.5%     -0.3%
HFRX USD Equity Market Neutral Index                    1.4%    -1.6%    -4.6%  -2.5% -4.9%   0.6%        0.9%      N/A
Excess Return vs MSCI World Index                       -6.6%   -23.3%    1.8%  4.5%  38.8%   10.7%       8.3%     9.8%
Excess Return vs HFRX USD Equity Market Neutral Index   1.1%     8.7%    16.7%  13.8%  8.8%   2.1%        7.9%       N/A

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                        Index   Bench1    Bench2
Growth over period                    158.3%      0.2%      1.7%
Compounded annual growth                9.5%      0.0%      0.3%
Volatility                              6.3%     17.3%      4.5%
Sharpe ratio (3.37%)                    0.97     -0.19     -0.70
Maximum drawdown                       -12.0%    -54.0%     -8.2%
Start of max drawdown period         Jun-2007  Nov-2007  Jul-2007
End of max drawdown period           May-2009  May-2009  May-2009
Average monthly growth                  0.8%      0.1%      0.0%
Best monthly return                     5.8%     11.2%      2.5%
Worst monthly return                    -5.0%    -19.0%     -2.8%
% of months with gains                 72.0%     55.2%     59.5%
12 Month Correlation versus:
MSCI World Index                         0.53      1.00     -0.32
HFRX USD Equity Market Neutral Index    -0.11     -0.32      1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                       SPXADT
Reuters code                                          .SPXADT
Benchmark 1                                     MSCI World Index
Bloomberg ticker of Benchmark 1                   NDDUWI Index
Benchmark 2                     HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                  HFRXEMN Index
Index sponsor                                     Deutsche Bank
Rebalancing frequency                                  Quarterly
Index Currency                                            USD

The S&P X-Alpha USD Total Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  20

S&P X-Alpha USD Excess Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
S&P X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche
Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

                                                               REUTERS: .SPXADE
                                                              BLOOMBERG: SPXADE

Absolute Return
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12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
    1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jan  -1.1% -1.7% 2.9%  1.1%  0.1%  -0.2% 1.6%  5.3%  -0.5% 2.1%  2.0%
Feb  1.0%  0.3%  2.6%  0.4%  -0.9% 1.6%  4.7%  -1.8% 1.4%  -1.6% 1.8%
Mar  -0.5% 3.2%  1.2%  2.5%  -1.9% 1.8%  0.1%  2.6%  2.8%  -1.6% 1.2%
Apr  1.7%  2.0%  0.0%  5.7%  1.4%  0.1%  -1.9% 0.6%  0.2%  1.0%  3.2%
May  1.1%  3.2%  -0.1% 0.4%  3.9%  0.2%  -0.1% 0.1%  0.9%  0.3%  2.5%
Jun  -2.1% -2.0% -0.2% 3.0%  -1.0% 2.3%  3.4%  1.5%  -0.7% -1.7%
Jul  -0.9% 0.8%  0.2%  0.4%  0.5%  0.4%  0.9%  0.2%  -0.4% -2.3%
Aug  -1.3% 1.8%  1.8%  0.8%  1.9%  0.1%  2.9%  -2.4% -1.7% -1.1%
Sep  -0.3% 1.3%  -1.7% 0.2%  0.7%  2.9%  1.9%  -1.5% -0.7% -2.2%
Oct  -1.2% 1.5%  0.7%  -5.1% 1.3%  0.1%  -1.0% 1.3%  -0.2% -1.1%
Nov  -3.1% 1.2%  -0.5% -0.9% 0.6%  2.7%  -0.3% 0.8%  -3.1% 0.0%
Dec  0.2%  3.1%  0.9%  2.1%  -0.9% 0.8%  0.4%  -0.3% -2.5% 0.7%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Year -6.4% 15.5% 8.0%  10.6% 5.8%  13.5% 13.2% 6.5%  -4.7% -7.2% 11.2%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                                Annualised
                                                                                      ------ -------- ------- --------
                                                      1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years
S&P X-Alpha USD Excess Return Index                     2.5%     7.1%    12.0%  11.2%  3.1%   -0.6%     5.4%    6.1%
MSCI World Index                                        9.1%    30.4%    10.3%  6.8%  -34.9%  -7.9%    0.5%     -0.3%
HFRX USD Equity Market Neutral Index                    1.4%    -1.6%    -4.6%  -2.5% -4.9%   0.6%     0.9%      N/A
Excess Return vs MSCI World Index                       -6.6%   -23.3%    1.8%  4.4%  38.0%   7.3%     4.9%     6.4%
Excess Return vs HFRX USD Equity Market Neutral Index   1.1%     8.7%    16.7%  13.8%  7.9%   -1.3%    4.5%       N/A

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
-------------------------------------------------------------------------------
                                           Index      Bench1      Bench2
Growth over period                        84.1%         0.2%        1.7%
Compounded annual growth                   6.0%         0.0%        0.3%
Volatility                                 6.4%        17.3%        4.5%
Sharpe ratio (3.37%)                       0.95        -0.19       -0.70
Maximum drawdown                          -16.2%       -54.0%       -8.2%
Start of max drawdown period            Jun-2007     Nov-2007    Jul-2007
End of max drawdown period              May-2009     May-2009    May-2009
Average monthly growth                     0.5%         0.1%        0.0%
Best monthly return                        5.7%        11.2%        2.5%
Worst monthly return                       -5.1%       -19.0%       -2.8%
% of months with gains                    64.0%        55.2%       59.5%
12 Month Correlation versus:
MSCI World Index                            0.53         1.00       -0.32
HFRX USD Equity Market Neutral Index       -0.11        -0.32        1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                          SPXADE
Reuters code                                                             .SPXADE
Benchmark 1                                                     MSCI World Index
Bloomberg ticker of Benchmark 1                                     NDDUWI Index
Benchmark 2                                 HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                    HFRXEMN Index
Index sponsor                                                      Deutsche Bank
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD

The S&P X-Alpha USD Excess Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  21

Deutsche Bank X-Alpha USD Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
Deutsche Bank X-Alpha USD Total Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

                                                             BLOOMBERG: DBGLXAT

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------
     1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Jan  0.7%  1.5%  3.5%  1.1%  0.3%  -0.7% 1.9%  5.2%  -0.3% 2.7%  2.0%
Feb  0.9%  1.7%  3.1%  0.5%  -0.9% 1.9%  4.7%  -1.3% 1.7%  -1.5% 1.2%
Mar  0.0%  3.4%  1.6%  2.4%  -1.6% 2.0%  0.3%  3.1%  3.1%  -1.6% 1.4%
Apr  2.0%  0.7%  0.6%  8.2%  1.0%  1.0%  -1.7% 0.5%  1.7%  1.7%  3.1%
May  1.4%  3.4%  0.2%  0.4%  4.4%  0.1%  0.1%  0.3%  1.3%  0.3%  1.8%
Jun  -1.9% -1.4% 0.1%  2.9%  -0.7% 2.5%  3.8%  2.3%  -0.3% -1.6%
Jul  -0.7% 1.5%  0.5%  -1.3% 1.1%  0.7%  1.1%  0.1%  -0.3% -1.9%
Aug  -0.8% 2.3%  1.7%  0.7%  2.1%  0.2%  3.3%  -2.0% -1.5% -0.9%
Sep  0.1%  1.7%  -1.5% 0.4%  0.9%  3.0%  2.2%  -1.1% -0.4% -2.2%
Oct  0.2%  2.8%  1.5%  -4.5% 1.0%  0.2%  -1.1% 2.2%  0.2%  -1.2%
Nov  -3.3% 1.7%  -0.3% -0.8% 0.8%  3.1%  0.1%  1.3%  -2.2% -0.3%
Dec  0.5%  3.6%  1.1%  2.2%  -0.7% 1.0%  0.8%  0.2%  -2.2% 0.7%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Year -1.2% 25.3% 12.8% 12.4% 7.8%  16.1% 16.5% 11.1% 0.6%  -5.8% 9.9%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                                 Annualised
                                                                                      ------- -------- -------- ---------
                                                      1 Month 3 Months 6 Months  YTD   1 year  3 years  5 years  10 years
Deutsche Bank X-Alpha USD Total Return Index            1.8%     6.4%    10.7%   9.9%   2.0%     2.4%     8.4%     9.7%
MSCI World Index                                        9.1%    30.4%    10.3%  6.8%   -34.9%   -7.9%    0.5%      -0.3%
HFRX USD Equity Market Neutral Index                    1.4%    -1.6%    -4.6%  -2.5%  -4.9%    0.6%     0.9%       N/A
Excess Return vs MSCI World Index                       -7.2%   -24.0%    0.4%  3.1%   36.9%    10.2%    7.9%     10.0%
Excess Return vs HFRX USD Equity Market Neutral Index   0.4%     8.0%    15.3%  12.4%   6.9%    1.7%     7.5%        N/A

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
-------------------------------------------------------------------------------
                                         Index        Bench1        Bench2
Growth over period                      164.6%          0.2%          1.7%
Compounded annual growth                  9.8%          0.0%          0.3%
Volatility                                6.5%         17.3%          4.5%
Sharpe ratio (3.37%)                      0.98         -0.19         -0.70
Maximum drawdown                         -12.6%        -54.0%         -8.2%
Start of max drawdown period           Jun-2007      Nov-2007      Jul-2007
End of max drawdown period             May-2009      May-2009      May-2009
Average monthly growth                    0.8%          0.1%          0.0%
Best monthly return                       8.2%         11.2%          2.5%
Worst monthly return                      -4.5%        -19.0%         -2.8%
% of months with gains                   72.0%         55.2%         59.5%
12 Month Correlation versus:
MSCI World Index                          0.54          1.00         -0.32
HFRX USD Equity Market Neutral Index     -0.06         -0.32          1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                         DBGLXAT
Reuters code                                                            .DBGLXAT
Benchmark 1                                                     MSCI World Index
Bloomberg ticker of Benchmark 1                                     NDDUWI Index
Benchmark 2                                 HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                    HFRXEMN Index
Index sponsor                                                      Deutsche Bank
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD

The Deutsche Bank X-Alpha USD Total Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  22

Deutsche Bank X-Alpha USD Excess Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------

Deutsche Bank X-Alpha USD Excess Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

                                                             BLOOMBERG: DBGLXAE

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Jan  0.3%  1.1%  3.0%  1.0%  0.2%  -0.8% 1.8%  4.8%  -0.8% 2.4%  2.0%
Feb  0.6%  1.2%  2.7%  0.4%  -1.0% 1.8%  4.5%  -1.7% 1.3%  -1.7% 1.2%
Mar  -0.4% 2.9%  1.2%  2.3%  -1.7% 1.9%  0.1%  2.7%  2.7%  -1.8% 1.3%
Apr  1.6%  0.3%  0.2%  8.1%  0.9%  0.9%  -1.9% 0.1%  1.3%  1.5%  3.1%
May  1.0%  2.8%  -0.1% 0.2%  4.3%  0.0%  -0.1% -0.1% 0.9%  0.1%  1.8%
Jun  -2.3% -1.9% -0.3% 2.8%  -0.8% 2.4%  3.6%  1.8%  -0.7% -1.8%
Jul  -1.2% 0.9%  0.2%  -1.4% 1.0%  0.6%  0.9%  -0.4% -0.8% -2.0%
Aug  -1.3% 1.7%  1.4%  0.6%  2.0%  0.0%  3.0%  -2.4% -1.9% -1.1%
Sep  -0.4% 1.2%  -1.7% 0.3%  0.8%  2.8%  1.9%  -1.5% -0.8% -2.4%
Oct  -0.3% 2.2%  1.3%  -4.7% 0.9%  0.1%  -1.4% 1.7%  -0.3% -1.3%
Nov  -3.8% 1.2%  -0.5% -0.9% 0.8%  2.9%  -0.3% 0.9%  -2.6% -0.3%
Dec  0.0%  3.1%  0.9%  2.1%  -0.8% 0.9%  0.5%  -0.2% -2.6% 0.7%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Year -6.1% 17.9% 8.6%  10.7% 6.6%  14.6% 13.0% 5.7%  -4.4% -7.6% 9.8%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                                 Annualised
                                                                                      ------ ------- ------- --------
                                                      1 Month 3 Months 6 Months  YTD  1 year 3 years 5 years 10 years
Deutsche Bank X-Alpha USD Excess Return Index           1.8%     6.4%    10.6%   9.8%   1.1%   -1.0%    5.0%     6.2%
MSCI World Index                                        9.1%    30.4%    10.3%   6.8% -34.9%   -7.9%    0.5%     -0.3%
HFRX USD Equity Market Neutral Index                    1.4%    -1.6%    -4.6%  -2.5%  -4.9%    0.6%    0.9%       N/A
Excess Return vs MSCI World Index                      -7.2%   -24.0%     0.3%   3.0%  36.0%    6.8%    4.5%      6.6%
Excess Return vs HFRX USD Equity Market Neutral Index   0.4%     8.0%    15.2%  12.4%   6.0%   -1.7%    4.1%       N/A

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
-------------------------------------------------------------------------------
                                          Index        Bench1        Bench2
Growth over period                        88.5%          0.2%          1.7%
Compounded annual growth                   6.3%          0.0%          0.3%
Volatility                                 6.6%         17.3%          4.5%
Sharpe ratio (3.37%)                       0.96         -0.19         -0.70
Maximum drawdown                          -16.8%        -54.0%         -8.2%
Start of max drawdown period            Jun-2007      Nov-2007      Jul-2007
End of max drawdown period              May-2009      May-2009      May-2009
Average monthly growth                     0.5%          0.1%          0.0%
Best monthly return                        8.1%         11.2%          2.5%
Worst monthly return                       -4.7%        -19.0%         -2.8%
% of months with gains                    62.4%         55.2%         59.5%
12 Month Correlation versus:
MSCI World Index                            0.54          1.00         -0.32
HFRX USD Equity Market Neutral Index       -0.05         -0.32          1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                                         DBGLXAE
Reuters code                                                            .DBGLXAE
Benchmark 1                                                     MSCI World Index
Bloomberg ticker of Benchmark 1                                     NDDUWI Index
Benchmark 2                                 HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                    HFRXEMN Index
Index sponsor                                                      Deutsche Bank
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD

The Deutsche Bank X-Alpha USD Excess Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  23

DBIQ ImpAct Dollar Equity Volatility (Bid) Index

--------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------
The DBIQ ImpAct Dollar Equity Volatility Index aims to measure the return streams associated with volatility in US equity market. The index seeks to take advantage of the differential between implied and realised volatility in this market. The ImpAct Dollar Equity Volatility Index Historical Levels since inception date have been restated as of Aug-22, 2007 due to a slight calculation methodology change. Both index guide and index quick reference have been updated to reflect the change. The DBIQ ImpAct Dollar Equity Volatility
Index is calculated with the closing MID option prices.

                                                             REUTERS: .DBVEUSDB
                                                            BLOOMBERG: DBVEUSDB

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs iBoxx USD Treasury TR Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999 2000  2001  2002  2003  2004  2005  2006  2007   2008  2009
---- ---- ----- ----- ----- ----- ----- ----- ----- ----- ------ -----
Jan       -2.7% 0.7%  1.8%  -0.7% 1.7%  1.7%  0.4%  1.5%  -1.6%  0.1%
Feb       2.1%  -1.2% 0.7%  2.3%  2.5%  -0.8% 0.9%  -8.7%  1.1%  0.9%
Mar       -2.3% -0.5% 1.2%  0.3%  -0.4% 1.1%  2.1%  2.3%  -0.6%  -0.4%
Apr       -3.1% -0.7% -0.8% 2.0%  0.6%  0.2%  0.8%  0.3%   1.5%  0.8%
May       0.3%  1.2%  -1.7% 0.4%  2.5%  1.7%  -0.5% 2.5%   1.3%  1.4%
Jun       1.6%  2.6%  -0.8% 1.0%  1.9%  1.6%  0.8%  -1.8% -1.5%
Jul       -0.2% 0.5%  -2.8% 1.0%  1.6%  0.6%  0.7%  -2.6%  0.3%
Aug       3.1%  1.4%  -0.9% 2.3%  0.9%  1.5%  2.3%  -2.0%  0.0%
Sep       1.0%  -0.9% 0.5%  -0.9% 1.8%  1.1%  1.5%  1.6%  -16.1%
Oct       -2.2% 1.7%  0.7%  3.5%  0.0%  -1.5% 1.5%  2.3%  -13.6%
Nov       0.1%  2.5%  0.4%  1.8%  2.1%  1.6%  0.4%  -1.6%  0.0%
Dec  0.2% 0.1%  1.3%  1.9%  1.4%  1.1%  2.1%  1.8%  0.1%   1.3%
---- ---- ----- ----- ----- ----- ----- ----- ----- ----- ------ -----
Year 0.2% -2.5% 8.9%  0.1%  15.4% 17.5% 11.3% 13.4% -6.3% -26.2% 2.7%
---- ---- ----- ----- ----- ----- ----- ----- ----- ----- ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                        Annualised
                                                                                 ------ ---------- -------
                                                 1 Month 3 Months 6 Months  YTD  1 year    3 years 5 years
DBIQ ImpAct Dollar Equity Volatility (Bid) Index   1.4%     1.7%     4.0%  2.7%  -25.5%      -8.1%  -0.4%
S&P 500 (TR) Index                                 5.6%    25.8%     4.1%  3.0%  -32.6%      -8.2%  -1.9%
iBoxx USD Treasury TR Index                        -1.8%   -1.6%    -1.8%  -5.8%  6.7%       7.3%   5.4%
Excess Return vs S&P 500 (TR) Index                -4.2%   -24.1%   -0.1%  -0.3%  7.2%       0.1%   1.5%
Excess Return vs iBoxx USD Treasury TR Index       3.2%     3.3%     5.8%  8.5%  -32.2%     -15.4%  -5.8%

--------------------------------------------------------------------------------
Performance Analysis December 1999 - May 2009
--------------------------------------------------------------------------------
                                Index          Bench1   Bench2
Growth over period             29.4%            -23.5%   78.1%
Compounded annual growth        2.8%             -2.8%    6.3%
Volatility                      8.6%            22.0%     4.9%
Sharpe ratio (3.2%)             0.32 -           0.27     0.64
Maximum drawdown               -32.8%           -50.9%    -5.8%
Start of max drawdown period Feb-2007         Nov-2007 Jan-2009
End of max drawdown period   May-2009         May-2009 May-2009
Average monthly growth          0.3%             -0.1%    0.5%
Best monthly return             3.5%             9.8%     5.5%
Worst monthly return           -16.1%           -16.8%    -4.2%
% of months with gains         71.9%            57.0%    68.4%
12 Month Correlation versus:
S&P 500 (TR) Index               0.41             1.00    -0.40
iBoxx USD Treasury TR Index     -0.21            -0.40     1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                        DBVEUSDB
Reuters code                                                           .DBVEUSDB
Benchmark 1                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                       SPTR Index
Benchmark 2                                          iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                     ITRROV Index
Index sponsor                                                      Deutsche Bank
Index Currency                                                               USD

The DBIQ ImpAct Dollar Equity Volatility (Bid) Index was launched on September
26, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  24

Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1). The
Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

                                                             REUTERS: .DBLAUT5J
                                                            BLOOMBERG: DBLAUT5J

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     2000  2001  2002  2003  2004  2005  2006  2007  2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Jan  1.7%  2.9%  1.2%  1.4%  0.9%  1.2%  1.6%  1.2%  0.2%  1.4%
Feb  1.3%  -0.2% 0.5%  0.7%  2.3%  2.7%  0.9%  0.9%  0.2%  1.1%
Mar  0.5%  2.0%  1.8%  -0.3% 0.5%  0.5%  0.7%  1.6%  0.1%  0.7%
Apr  1.1%  0.4%  2.6%  5.1%  -1.0% 0.7%  0.0%  1.8%  0.1%  1.9%
May  2.3%  0.6%  0.6%  0.5%  0.2%  2.3%  -0.1% 1.8%  0.9%  2.2%
Jun  -0.6% 0.8%  0.1%  2.8%  2.1%  2.6%  1.6%  0.7%  -0.2%
Jul  1.9%  0.0%  0.3%  0.3%  0.6%  0.6%  0.8%  -0.5% 1.0%
Aug  0.8%  0.5%  0.4%  1.3%  1.3%  -0.5% 1.8%  -2.1% -0.7%
Sep  1.1%  1.3%  0.0%  1.1%  0.8%  2.8%  1.1%  2.2%  -3.8%
Oct  2.2%  1.1%  -1.0% 1.2%  0.4%  1.6%  0.5%  1.7%  -5.8%
Nov  1.2%  1.0%  2.9%  1.4%  2.3%  1.7%  -0.2% -0.9% 0.0%
Dec  1.9%  1.3%  2.0%  1.1%  1.4%  -0.8% 2.5%  0.4%  0.8%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Year 16.5% 12.3% 12.1% 17.8% 12.6% 16.4% 11.5% 8.8%  -7.2% 7.6%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----

Percentage Allocation
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                    Annualised
                                                                             ------ ------------ -------
                                             1 Month 3 Months 6 Months  YTD  1 year      3 years 5 years
Liquid Alpha USD 5 TR Index                    2.2%     5.0%     8.5%   7.6%  -1.7%        5.5%    9.0%
MSCI World TR Index                            9.2%    30.8%    10.7%  7.2%  -34.5%       -7.4%   1.1%
iBoxx USD Treasury TR Index                    -1.8%   -1.6%    -1.8%  -5.8%  6.7%         7.3%   5.4%
--------------------------------------------------------------------------------------------------------
Excess Return vs iBoxx USD Treasury TR Index   4.1%     6.5%    10.3%  13.4% -8.4%        -1.8%   3.6%
S&P X-Alpha USD TR Index                       2.5%     7.1%    12.1%  11.3%  3.9%         2.8%   8.9%
DB Commodity Harvest TR Index                 14.1%    20.1%    11.5%  13.6% -32.3%        1.1%   14.3%
USD Currency Harvest Balanced Index            2.3%     9.7%     8.0%  12.3% -13.8%        6.6%   9.0%
dbSMART 5x TR Index                            0.6%     0.8%     1.5%  1.4%   0.7%         0.2%   0.4%
FED FUND TR Index                              0.0%     0.0%     0.1%  0.1%   0.9%         3.5%   3.3%

--------------------------------------------------------------------------------
Performance Analysis October 2002 - May 2009
--------------------------------------------------------------------------------
                                Index         Bench1   Bench2
Growth over period            189.1%            5.2%    74.2%
Compounded annual growth       10.8%            0.5%     5.5%
Volatility                      4.3%           17.9%     4.9%
Sharpe ratio (3.4%)             2.50 -          0.16     0.43
Maximum drawdown               -10.0%          -53.7%    -5.8%
Start of max drawdown period Aug-2008        Nov-2007 Jan-2009
End of max drawdown period   May-2009        May-2009 May-2009
Average monthly growth          0.8%            0.1%     0.5%
Best monthly return             5.1%            8.9%     5.5%
Worst monthly return            -5.8%          -18.9%    -4.2%
% of months with gains         84.0%           54.6%    68.1%
12 month Correlation versus:
MSCI World TR Index              0.48            1.00    -0.35
iBoxx USD Treasury TR Index     -0.22           -0.35     1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                              DBLAUT5J
Reuters ticker                               .DBLAUT5J
Benchmark 1                           MSCI World TR Index
Bloomberg ticker of Benchmark 1           GDDUWI Index
Benchmark 2                     iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2            ITRROV Index
Index sponsor                              Deutsche Bank
Stocks weighting                                Discreet
Rebalancing frequency                          Quarterly
Index Currency                                     EUR

The Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  25

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index

                                                             REUTERS: .DBLAUE5J
                                                            BLOOMBERG: DBLAUE5J

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1).The
Deutsche Bank Liquid Alpha USD Excess Return Index 5% Volatility Target
reflects the performance of the Deutsche Bank Liquid USD Alpha Total Return
Index 5% Volatility Target minus the FED FUND performance. The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     2000  2001  2002  2003  2004  2005  2006  2007  2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Jan  1.3%  2.4%  1.0%  1.3%  0.8%  1.0%  1.2%  0.7%  -0.1% 1.4%
Feb  0.8%  -0.7% 0.4%  0.6%  2.2%  2.5%  0.5%  0.5%  0.0%  1.1%
Mar  0.0%  1.6%  1.7%  -0.4% 0.4%  0.2%  0.3%  1.1%  -0.2% 0.7%
Apr  0.7%  0.0%  2.4%  5.0%  -1.1% 0.5%  -0.4% 1.3%  -0.1% 1.9%
May  1.7%  0.2%  0.5%  0.4%  0.2%  2.1%  -0.5% 1.3%  0.7%  2.2%
Jun  -1.2% 0.5%  0.0%  2.8%  2.1%  2.3%  1.2%  0.3%  -0.4%
Jul  1.4%  -0.3% 0.1%  0.2%  0.5%  0.4%  0.3%  -1.0% 0.8%
Aug  0.2%  0.2%  0.3%  1.2%  1.2%  -0.9% 1.4%  -2.6% -0.9%
Sep  0.6%  1.0%  -0.1% 1.1%  0.7%  2.5%  0.6%  1.8%  -4.0%
Oct  1.6%  0.9%  -1.1% 1.1%  0.3%  1.3%  0.0%  1.2%  -6.0%
Nov  0.7%  0.8%  2.8%  1.3%  2.1%  1.3%  -0.6% -1.3% 0.0%
Dec  1.4%  1.1%  1.9%  1.0%  1.2%  -1.2% 2.0%  0.1%  0.8%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----
Year 9.5%   8.0% 10.3% 16.5% 11.1% 12.8% 6.2%  3.5%  -9.1% 7.5%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----

Percentage Allocation
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
                                                                                  Annualised
                                                                          ------  -------  -------
                                        1 Month 3 Months 6 Months  YTD    1 year  3 years  5 years
Liquid Alpha USD 5 ER Index               2.2%     4.9%     8.4%   7.5%    -2.6%    2.0%     5.6%
MSCI World TR Index                       9.2%    30.8%    10.7%   7.2%   -34.5%   -7.4%     1.1%
iBoxx USD Treasury TR Index              -1.8%    -1.6%    -1.8%  -5.8%     6.7%    7.3%     5.4%
S&P X-Alpha USD TR Index                  2.5%     7.1%    12.1%  11.3%     3.9%    2.8%     8.9%
DB Commodity Harvest TR Index            14.1%    20.1%    11.5%  13.6%   -32.3%    1.1%    14.3%
USD Currency Harvest Balanced Index       2.3%     9.7%     8.0%  12.3%   -13.8%    6.6%     9.0%
dbSMART 5x TR Index                       0.6%     0.8%     1.5%   1.4%     0.7%    0.2%     0.4%

--------------------------------------------------------------------------------
Performance Analysis October 2002 - May 2009
--------------------------------------------------------------------------------
                                    Index          Bench1          Bench2
Growth over period                 105.4%            5.2%           74.2%
Compounded annual growth             7.2%            0.5%            5.5%
Volatility                           4.3%           17.9%            4.9%
Sharpe ratio (3.4%)                  1.66 -          0.16            0.43
Maximum drawdown                    -11.4%          -53.7%           -5.8%
Start of max drawdown period      Jul-2007        Nov-2007        Jan-2009
End of max drawdown period        May-2009        May-2009        May-2009
Average monthly growth               0.6%            0.1%            0.5%
Best monthly return                  5.0%            8.9%            5.5%
Worst monthly return                 -6.0%          -18.9%           -4.2%
% of months with gains              75.6%           54.6%           68.1%
12 month Correlation versus:
MSCI World TR Index                  0.47            1.00           -0.35
iBoxx USD Treasury TR Index         -0.22           -0.35            1.00

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                        DBLAUE5J
Reuters ticker                                                         .DBLAUE5J
Benchmark 1                                                  MSCI World TR Index
Bloomberg ticker of Benchmark 1                                     GDDUWI Index
Benchmark 2                                          iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                     ITRROV Index
Index sponsor                                                      Deutsche Bank
Stocks weighting                                                        Discreet
Rebalancing frequency                                                  Quarterly
Index Currency                                                               EUR
The Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  26

Deutsche Bank US ValueGrowth Select Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
     The ValueGrowth Select Index comprises either the Eurozone Value Index or the Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

                                                               REUTERS: .DBUSVG
                                                            BLOOMBERG: DBUSUSVG

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999   2000   2001   2002  2003  2004  2005  2006  2007   2008   2009
---- ------ ------ ------ ------ ----- ----- ----- ----- ----- ------ ------
Jan  15.9%  -3.7%   0.9%  -1.0% -3.5%  1.7% -6.3%  4.0%  1.3% -11.7%   -8.8%
Feb  -9.5%  19.5%  -3.6% -10.3%  3.4% -1.5% -0.6% -2.3% -1.8%  -5.2%  -11.7%
Mar   9.4%   3.1%  -5.9%   6.9%  0.9% -2.2% -1.9%  2.0%  0.6%   2.1%    7.7%
Apr   1.4% -14.2%   8.7% -12.1%  8.6% -2.6% -4.2% -0.2%  5.4%   7.6%    7.3%
May  -2.2% -11.9%   1.6%  -5.6%  8.3%  0.2%  2.5% -7.1%  3.2%   0.0%    3.7%
Jun   9.9%  13.2%  -3.8%  -6.9%  0.3%  2.4% -1.8% -0.3%  0.3% -10.2%
Jul  -1.1%  -4.1%   0.2%  -5.5%  6.3% -2.8%  3.6%  5.1% -0.1%   0.2%
Aug   5.5%  13.0%  -5.4%  -0.8%  5.0%  0.3% -2.4%  1.7%  2.9%   2.9%
Sep   0.5% -12.4% -11.1% -12.4% -2.8% -0.9%  1.3%  2.6%  5.1% -15.4%
Oct   9.5%  -8.1%   2.6%  10.6%  8.6% -0.5% -1.4%  3.4%  7.1% -15.8%
Nov  12.5%  -6.1%   8.6%   5.9%  0.6%  5.2%  5.9%  1.2% -6.7%  -5.3%
Dec  25.0%   3.6%   1.7%  -6.2%  3.1%  3.2% -1.6%  2.0% -0.2%  -0.6%
---- ------ ------ ------ ------ ----- ----- ----- ----- ----- ------ ------
Year 102.0% -13.9% -7.1%  -33.8% 45.1% 2.2%  -7.2% 12.1% 17.7% -42.8%  -3.5%
---- ------ ------ ------ ------ ----- ----- ----- ----- ----- ------ ------

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                Annualised
                                                                        ------ ----------- ------- --------
                                        1 Month 3 Months 6 Months  YTD  1 year 3 years     5 years 10 years
US ValueGrowth Select Index               3.7%    19.9%     -4.0% -3.5% -40.1%  -8.8%       -6.3%    -0.6%
S&P 500 (TR) Index                        5.3%    25.0%     2.6%  1.8%  -34.4% -10.2%       -3.9%    -3.4%
------------------------------------------------------------------------------------------------------------
Excess Return vs S&P 500 (TR) Index       -1.6%   -5.1%    -6.6%  -5.2% -5.6%   1.4%        -2.4%    2.8%
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                    Index     Bench1
Growth over period                  7.2%       -25.2%
Compounded annual growth            0.7%        -2.8%
Volatility                         29.4%       21.7%
Sharpe ratio (3.37%)         -      0.09 -      0.28
Maximum drawdown                   -62.7%      -52.6%
Start of max drawdown period     Apr-2000    Nov-2007
End of max drawdown period       May-2009    May-2009
Average monthly growth              0.3%        -0.1%
Best monthly return                25.0%        9.7%
Worst monthly return               -15.8%      -16.9%
% of months with gains             54.4%       55.2%
12 Month Correlation versus:
-----------------------------------------------------
S&P 500 (TR) Index                   0.97        1.00
-----------------------------------------------------

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                                       DBUSUSVG
Reuters code                                                            .DBUSVG
Benchmark 1                                                  S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                       SPX Index
Index sponsor                                                     Deutsche Bank
Rebalancing frequency                                                 Quarterly
Index Currency                                                              USD
The Deutsche Bank US ValueGrowth Select Index was launched on May 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  27

Deutsche Bank ValueGrowth Select Total Return Index

--------------------------------------------------------------------------------
Index Description
--------------------------------------------------------------------------------
The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

                                                                REUTERS: .DBVGS
                                                             BLOOMBERG: DBEEVGS

Absolute Return
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

12 Months Volatility
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Monthly Performance
--------------------------------------------------------------------------------
     1999  2000   2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----
Jan  3.4%  -1.3%  6.3%  -2.3%  -4.9% 2.8%  1.5%  5.0%  4.4%  -12.7% -5.3%
Feb  0.8%  18.6% -2.9%  -0.8%  -0.5% 2.3%  2.3%  5.3%  -1.0% -1.4%  -7.1%
Mar  -0.3% -6.3% -3.9%   1.9%  -5.6% -4.8% -0.5% 3.1%  4.6%  -1.8%  -0.1%
Apr  -0.5% -0.8%  5.6%  -1.2%  12.7% -2.9% -5.1% -1.3% 4.0%   3.4%  2.6%
May  -0.1% -1.8% -1.4%  -2.7%  3.9%  0.6%  4.0%  -5.3% 5.3%   0.9%  3.5%
Jun  4.4%  4.2%  -2.9%  -13.0% 1.3%  0.6%  2.6%  -1.2% -1.2% -13.6%
Jul  -1.6% 4.6%  -1.3%  -10.1% 5.7%  -1.4% 3.1%  0.0%  -3.9% -1.2%
Aug  4.4%  3.5%  -2.2%   2.9%  2.2%  -0.7% -1.3% 4.2%  -1.5%  4.3%
Sep  -3.2% 1.1%  -11.6% -22.1% -9.2% 1.3%  4.8%  1.5%  1.0%  -13.9%
Oct  6.8%  5.2%   2.2%  15.8%  10.3% 3.0%  -2.9% 4.0%  5.1%  -15.1%
Nov  12.9% -1.6%  5.4%  12.5%  1.5%  3.3%  4.9%  -1.3% 0.7%  -5.7%
Dec  21.2% 2.0%   0.5%  -12.2% 1.8%  4.0%  3.5%  3.1%  -1.3% -6.2%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----
Year 56.7% 28.6% -7.4%  -31.9% 18.5% 8.2%  17.6% 18.1% 16.8% -49.2% -6.6%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Historical Performance Through May 2009
--------------------------------------------------------------------------------
                                                                                   Annualised
                                                                        ------ -------- ------- --------
                                        1 Month 3 Months 6 Months  YTD  1 year  3 years  5 years 10 years
ValueGrowth Select Total Return Index     3.5%     6.2%   -12.4% -6.6%  -46.3%   -15.0%    -3.2%    2.0%
S&P 500 (TR) Index                        5.6%    25.8%     4.1%  3.0%  -32.6%    -8.2%    -1.9%    -1.7%
--------------------------------------------------------------------------------------------------------
Excess Return vs S&P 500 (TR) Index      -2.0%   -19.6%   -16.4% -9.6%  -13.7%    -6.8%    -1.3%    3.7%
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Performance Analysis January 1999 - May 2009
--------------------------------------------------------------------------------
                                   Index       Bench1
Growth over period                 25.4%       -10.4%
Compounded annual growth            2.2%        -1.1%
Volatility                         23.5%        21.7%
Sharpe ratio (3.13%)               -0.04       -0.19
Maximum drawdown                   -56.0%      -50.9%
Start of max drawdown period     Jun-2007    Nov-2007
End of max drawdown period       May-2009    May-2009
Average monthly growth               0.4%        0.0%
Best monthly return                 21.2%        9.8%
Worst monthly return               -22.1%      -16.8%
% of months with gains              53.6%       56.8%
12 Month Correlation versus:
-----------------------------------------------------
S&P 500 (TR) Index                   0.56        1.00
-----------------------------------------------------

--------------------------------------------------------------------------------
Index Facts
--------------------------------------------------------------------------------
Bloomberg ticker                                                         DBEEVGS
Reuters code                                                              .DBVGS
Benchmark 1                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                       SPTR Index
Index sponsor                                                      Deutsche Bank
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               EUR

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January
03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  28

Deutsche Bank Global Yield US Total Return Index
                                                              REUTERS: .DBGYUSTR
                                                             BLOOMBERG: DBUSGYTR

Index Description

The US Dividend Strategy Index is intended to reflect the total return performance of the fifteen shares in the S&P 500 Index having a high Dividend
Yield relative to other shares in the S&P 500 Index. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatility
[GRAPHIC OMITTED]

Cumulative Excess Index vs S&P 500 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance
     1999   2000  2001   2002  2003  2004  2005  2006   2007   2008   2009
---- ----- ------ ----- ------ ----- ----- ----- ----- ------ ------ ------
Jan  -1.7% -1.3%  4.5%  -0.2%  -2.6% 1.0%  -3.9% 1.8%   1.2%   2.3%  -17.7%
Feb  -1.1% -9.8%  1.0%   0.1%  -4.1% 2.2%  1.8%  2.9%  -1.6%  -8.2%  -12.9%
Mar  2.1%  15.7%  0.8%   7.0%  -3.2% -2.3% -2.5% 1.4%   0.5%  -1.3%  10.3%
Apr  13.1% -1.2%  4.4%   0.4%  8.6%  -0.2% 1.2%  2.7%   1.7%   4.0%  13.1%
May  -1.6%  6.0%  2.4%   1.3%  9.7%  -0.1% 1.2%  -2.5%  3.2%  -2.3%   8.1%
Jun  2.8%  -12.6% -2.1% -5.3%  2.9%  0.3%  -0.1% 2.2%  -2.9%  -12.6%
Jul  -4.3%  1.2%  -0.1% -11.2% -3.8% 0.7%  1.7%  3.6%  -4.8%   6.3%
Aug  -1.7% 11.1%  -1.0%  4.8%  -0.4% 3.2%  -1.6% 1.0%   2.5%   2.9%
Sep  -5.8%  2.9%  -5.2% -14.1% 0.6%  0.5%  -0.1% 2.6%   1.6%  -0.6%
Oct  7.3%   2.6%  -1.6%  3.1%  6.6%  0.2%  -0.6% 1.8%  -1.2%  -12.0%
Nov  -5.6% -5.4%  3.2%   7.7%  1.4%  3.1%  3.5%  -0.1% -5.4%  -10.9%
Dec  -5.3% 10.0%  2.8%  -2.3%  8.7%  5.1%  1.2%  4.3%  -6.6%   3.8%
---- ----- ------ ----- ------ ----- ----- ----- ----- ------ ------ ------
Year -3.5% 16.3%  8.9%  -10.7% 25.5% 14.4% 1.5%  23.7% -11.6% -27.2% -3.2%
---- ----- ------ ----- ------ ----- ----- ----- ----- ------ ------ ------

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                            Annualised
                                                                                    ------ -------- ------- --------
                                                    1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years
Global Yield US Total Return Index                    8.1%    35.0%     0.5%  -3.2% -25.2% -10.2%    -2.3%    1.1%
S&P 500 (TR) Index                                    5.6%    25.8%     4.1%  3.0%  -32.6%  -8.2%    -1.9%    -1.7%
DJ High Yield Select 10 (TR) Index                    7.7%    36.1%    -6.9%  -5.7% -37.5% -11.0%    -4.1%     N/A
Excess Return vs S&P 500 (TR) Index                   2.5%     9.1%    -3.6%  -6.2%  7.4%   -1.9%    -0.4%    2.8%
Excess Return vs DJ High Yield Select 10 (TR) Index   0.5%    -1.2%     7.4%  2.5%  12.2%   0.8%     1.8%      N/A

Performance Analysis January 1999 - May 2009
                                          Index   Bench1    Bench2
Growth over period                       22.6%     -10.4%    -11.5%
Compounded annual growth                  2.0%      -1.1%     -1.4%
Volatility                               23.6%     21.7%     25.3%
Sharpe ratio (3.37%)                     -0.06     -0.20      -0.19
Maximum drawdown                         -56.1%    -50.9%    -61.9%
Start of max drawdown period           Jun-2007  Nov-2007  Nov-2007
End of max drawdown period             May-2009  May-2009  May-2009
Average monthly growth                    0.3%      0.0%      0.1%
Best monthly return                      15.7%      9.8%     13.6%
Worst monthly return                     -17.7%    -16.8%    -17.9%
% of months with gains                   56.8%     56.8%     55.4%
12 Month Correlation versus:
S&P 500 (TR) Index                         0.93      1.00      0.95
DJ High Yield Select 10 (TR) Index         0.96      0.95      1.00

Index Facts
Bloomberg ticker                                          DBUSGYTR
Reuters code                                             .DBGYUSTR
Benchmark 1                                     S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                         SPTR Index
Benchmark 2                     DJ High Yield Select 10 (TR) Index
Bloomberg ticker of Benchmark 2                         MUTR Index
Index sponsor                                        Deutsche Bank
Number of stocks                                                15
Stocks weighting                                             Equal
Rebalancing frequency                                    Quarterly
Index Currency                                                 USD

The Deutsche Bank Global Yield US Total Return Index was launched on January 31,
2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                              29

Deutsche Bank Global Yield Euro Total Return Index
                                                              REUTERS: .DBGYEUTR
                                                             BLOOMBERG: DBEEGYTR

Index Description

The Euro Dividend Strategy Index is intended to reflect the total return performance of twenty-five shares in the Dow Jones EURO STOXX Large Index having a high Dividend Yield relative to other shares in the Dow Jones EURO
STOXX Large Index. The dividend yield is calculated by dividing the Last
Dividend by the Closing Price on the applicable Selection Date. The Last
Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatility
[GRAPHIC OMITTED]

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance
     1999  2000   2001   2002  2003  2004  2005  2006  2007   2008   2009
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ ------
Jan  1.2%  -9.3%  2.5%   1.0%  -3.8% 1.5%  2.7%  4.8%  2.5%  -11.9% -14.6%
Feb  -0.2% 1.8%  -4.5%   0.3%  -1.5% 2.1%  3.4%  5.1%  -1.7% -4.0%  -19.7%
Mar  6.8%  6.0%  -2.4%   6.5%  -5.2% -1.8% 0.4%  2.6%  2.6%  -1.6%  13.4%
Apr  9.5%  2.2%   5.6%  -0.4%  13.3% 2.8%  -3.7% -0.3% 5.1%   8.4%  35.6%
May  -2.9% 3.0%   1.3%  -0.5%  1.7%  0.3%  4.3%  -3.8% 3.4%  -0.3%   7.8%
Jun  4.0%  1.2%  -1.6%  -6.6%  3.1%  3.4%  3.9%  0.9%  -2.1% -14.1%
Jul  -2.4% 3.8%  -1.7%  -14.9% 4.4%  -0.3% 3.3%  1.7%  -3.4% -1.5%
Aug  5.8%  2.9%  -1.5%   4.3%  3.0%  -0.4% 0.2%  4.4%  -0.1%  3.3%
Sep  -1.7% -2.0% -12.1% -15.0% -5.6% 2.7%  5.7%  2.7%  0.8%  -11.4%
Oct  2.3%  5.9%   2.9%   7.9%  5.0%  3.3%  -2.7% 4.1%  1.8%  -23.1%
Nov  5.1%  -1.4%  3.9%   5.6%  1.8%  1.8%  3.8%  -0.8% -2.5% -9.8%
Dec  8.2%  0.8%   2.9%  -6.6%  3.8%  2.4%  3.3%  3.5%  -1.9%  3.5%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ ------
Year 40.6% 14.9% -6.0%  -19.9% 20.0% 19.4% 26.9% 27.4% 4.3%  -50.1% 13.7%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ ------

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                 Annualised
                                                                         ------ ----------- ------- --------
                                         1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years
Global Yield Euro Total Return Index       7.8%    65.7%    17.7%  13.7% -36.9% -11.4%     1.7%    3.8%
EuroSTOXX 50 (TR) Index                    4.9%    27.0%     3.6%  2.9%  -32.8%  -9.5%    0.6%     -1.6%
---------------------------------------- ------- -------- -------- ----- ------ -------- ------- --------
Excess Return vs EuroSTOXX 50 (TR) Index   2.9%    38.7%    14.1%  10.8% -4.1%   -2.0%    1.1%     5.4%

Performance Analysis January 1999 - May 2009
                                Index         Bench1
Growth over period             66.7%            -6.9%
Compounded annual growth        5.0%            -0.7%
Volatility                     23.8%           24.9%
Sharpe ratio (3.13%)            0.08           -0.15
Maximum drawdown               -68.2%          -59.9%
Start of max drawdown period Jun-2007        May-2000
End of max drawdown period   May-2009        May-2009
Average monthly growth          0.6%            0.1%
Best monthly return            35.6%           15.5%
Worst monthly return           -23.1%          -18.6%
% of months with gains         61.6%           56.0%
12 Month Correlation versus:
---------------------------- --------------- --------
EuroSTOXX 50 (TR) Index          0.93            1.00

Index Facts
Bloomberg ticker                               DBEEGYTR
Reuters code                                  .DBGYEUTR
Benchmark 1                     EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1              SX5T Index
Index sponsor                             Deutsche Bank
Number of stocks                                     25
Stocks weighting                                  Equal
Rebalancing frequency                         Quarterly
Index Currency                                      EUR

The Deutsche Bank Global Yield Euro Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                              30

Deutsche Bank Global Yield AP Total Return Index
                                                              REUTERS: .DBGYAPTR
                                                             BLOOMBERG: DBAPGYTR

Index Description

The Asia Pacific Dividend Strategy Index is intended to reflect the total return performance of the ten shares in the MSCI Japan Index, MSCI Hong Kong Index,
MSCI Singapore Index or MSCI Australia Index having a high Dividend Yield relative to other shares in those Indices. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable Selection
Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatility
[GRAPHIC OMITTED]

Cumulative Excess Index vs MSCI Asia Pacific (TR) Index
[GRAPHIC OMITTED]

Monthly Performance
     1999  2000  2001  2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ------ -----
Jan  -1.9% -8.7% -2.6% -1.2% 0.5%  3.1%  -1.5% 3.8%  1.4%  -6.6%  -9.3%
Feb  -2.6% -5.2% 0.3%  3.6%  0.8%  1.7%  2.3%  3.4%  2.2%  -1.1%  -5.7%
Mar  9.7%  -1.8% -9.6% 1.1%  0.4%  2.1%  -0.8% -1.2% 1.5%   0.1%  4.7%
Apr  14.2% 5.5%  3.4%  2.8%  2.9%  -2.2% 0.3%  5.3%  0.4%   6.9%  14.3%
May  -7.5% -1.5% 2.4%  4.7%  2.8%  0.7%  0.6%  -3.9% 1.6%   1.6%  11.8%
Jun  4.1%  7.7%  0.1%  -1.0% 0.0%  0.5%  1.2%  -2.6% -2.1% -5.4%
Jul  2.0%  -2.4% -1.0% -2.7% -0.3% -0.2% 3.4%  1.5%  0.9%  -0.8%
Aug  -1.0% 0.3%  -2.0% 2.7%  2.1%  3.3%  -1.2% 6.9%  -1.4% -3.3%
Sep  0.7%  -0.8% -9.5% -1.5% 4.4%  1.4%  3.8%  -0.5% 6.6%  -6.2%
Oct  1.3%  1.6%  4.3%  2.1%  2.1%  4.5%  -3.3% 4.2%  5.6%  -16.6%
Nov  4.9%  2.2%  6.7%  1.2%  1.8%  5.0%  1.5%  4.2%  -2.1% -10.6%
Dec  -0.9% 2.5%  1.6%  -2.6% 4.8%  2.3%  1.1%  7.8%  -1.2% 10.9%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ------ -----
Year 23.3% -1.7% -7.0% 9.2%  24.5% 24.1% 7.4%  32.1% 13.7% -29.2% 14.4%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                      Annualised
                                                                              ------ -------- ------- --------
                                              1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years
Global Yield AP Total Return Index             11.8%    33.8%    26.9%  14.4% -19.4%   4.3%     9.0%    8.4%
MSCI Asia Pacific (TR) Index                   12.5%    36.9%    25.0%  15.2% -30.3%  -5.3%    4.8%      N/A
--------------------------------------------- ------- -------- -------- ----- ------ -------- ------- --------
Excess Return vs MSCI Asia Pacific (TR) Index   -0.7%   -3.2%     2.0%  -0.8% 10.8%   9.6%     4.2%      N/A

Performance Analysis January 1999 - May 2009
                                  Index         Bench1
Growth over period              148.7%           31.9%
Compounded annual growth          9.1%            3.3%
Volatility                       18.1%           21.3%
Sharpe ratio (3.37%)              0.32           -0.00
Maximum drawdown                 -41.5%          -54.9%
Start of max drawdown period   Nov-2007        Nov-2007
End of max drawdown period     May-2009        May-2009
Average monthly growth            0.8%            0.4%
Best monthly return              14.3%           12.5%
Worst monthly return             -16.6%          -19.7%
% of months with gains           62.4%           56.4%
12 Month Correlation versus:
---------------------------- ----------------- --------
MSCI Asia Pacific (TR) Index       0.88            1.00

Index Facts
Bloomberg ticker                                    DBAPGYTR
Reuters code                                       .DBGYAPTR
Benchmark 1                     MSCI Asia Pacific (TR) Index
Bloomberg ticker of Benchmark 1               NDUEACAP Index
Index sponsor                                  Deutsche Bank
Number of stocks                                          10
Stocks weighting                                       Equal
Rebalancing frequency                              Quarterly
Index Currency                                           USD

The Deutsche Bank Global Yield AP Total Return Index was launched on January 31,
2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              31

Deutsche Bank E-REV Europe Total Return Index
                                                              REUTERS: .DBEEERET
                                                             BLOOMBERG: DBEEERET

Index Description

The E-REV Europe Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the Dow Jones
Euro STOXX Large Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatility
[GRAPHIC OMITTED]

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance

     1999  2000  2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ -----
Jan  3.2%  -5.7% -0.5% -5.1%  -4.3% 2.6%  1.9%  4.2%  1.9%  -13.0% -4.1%
Feb  0.0%  5.4%  -4.6% -1.6%  -3.8% 1.0%  3.2%  4.5%  -1.3% -3.3%  -9.4%
Mar  2.5%  2.4%  -2.0%  3.9%  -4.3% -2.9% -1.6% 2.9%  3.9%  -4.8%  0.5%
Apr  2.1%  3.7%  7.9%  -3.7%  15.6% 0.3%  -3.2% 0.1%  6.3%   4.8%  11.4%
May  -0.4% -2.3% 0.3%  -2.7%  0.5%  -1.3% 2.6%  -5.3% 3.7%   2.5%  2.9%
Jun  1.9%  2.0%  -1.9% -6.2%  2.5%  2.6%  3.4%  0.6%  0.2%  -11.0%
Jul  0.2%  4.7%  -2.7% -12.1% 4.8%  -0.6% 4.7%  0.9%  -4.4% -1.1%
Aug  4.5%  3.9%  -6.3%  2.3%  3.5%  -0.7% -1.1% 4.9%  -2.1% -0.9%
Sep  0.1%  -4.9% -7.0% -14.1% -7.4% 2.4%  6.4%  3.4%  1.7%  -10.4%
Oct  3.7%  4.6%  5.8%   7.1%  8.1%  0.3%  -3.2% 1.6%  2.7%  -8.8%
Nov  11.6% -2.9% 3.5%   3.0%  1.2%  3.0%  4.5%  0.0%  -5.9% -9.6%
Dec  13.9% 1.5%  3.6%  -10.0% 3.0%  1.8%  4.5%  4.6%  -0.3% -0.8%
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ -----
Year 51.4% 12.2% -4.9% -34.6% 18.9% 8.6%  23.6% 24.3% 5.8%  -44.9% 0.2%
---- ----- ----- ----- ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                 Annualised
                                                                         ------ -------- ------- --------
                                         1 Month 3 Months 6 Months  YTD  1 year 3 years  5 years 10 years
E-REV Europe Total Return Index            2.9%    15.2%     -0.6% 0.2%  -35.9% -11.9%    -0.4%    1.3%
EuroSTOXX 50 (TR) Index                    4.9%    27.0%     3.6%  2.9%  -32.8%  -9.5%    0.6%     -1.6%
---------------------------------------- ------- -------- -------- ----- ------ -------- ------- --------
Excess Return vs EuroSTOXX 50 (TR) Index   -2.0%   -11.8%   -4.3%  -2.7% -3.2%   -2.5%    -1.0%    2.9%

Performance Analysis January 1999 - May 2009
                                    Index     Bench1
Growth over period                 22.3%        -6.9%
Compounded annual growth            2.0%        -0.7%
Volatility                         21.5%       24.9%
Sharpe ratio (3.13%)               -0.05        -0.15
Maximum drawdown                   -56.0%      -59.9%
Start of max drawdown period     Jul-2007    May-2000
End of max drawdown period       May-2009    May-2009
Average monthly growth              0.3%        0.1%
Best monthly return                15.6%       15.5%
Worst monthly return               -14.1%      -18.6%
% of months with gains             59.2%       56.0%
12 Month Correlation versus:
---------------------------- --- ----------- --------
EuroSTOXX 50 (TR) Index              0.86        1.00

Index Facts
Bloomberg ticker                               DBEEERET
Reuters code                                  .DBEEERET
Benchmark 1                     EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1              SX5T Index
Index sponsor                             Deutsche Bank
Number of stocks                                     20
Stocks weighting                                  Equal
Rebalancing frequency                         Quarterly
Index Currency                                      EUR

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              32

Deutsche Bank E-REV Japan Total Return Index

Index Description
                                                                REUTERS: .DBERJT
                                                             BLOOMBERG: DBAPERJT

The E-REV Japan Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the TOPIX 100
Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatility
[GRAPHIC OMITTED]

Cumulative Excess Index vs TOPIX 100 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance

     1999   2000   2001   2002  2003  2004  2005  2006   2007   2008  2009
---- ----- ------ ------ ------ ----- ----- ----- ----- ------ ------ -----
Jan  0.5%  -6.3%   4.9%  -9.5%  -5.8% -0.6% -1.0% 4.6%   1.8%  -11.4% -9.6%
Feb  -0.1% -1.3%  -10.0%  0.4%  -2.6% 3.1%  4.6%  -3.6%  2.1%  -1.2%  -8.7%
Mar  13.2%  7.6%   3.0%   2.3%  -3.2% 6.8%  -0.1% 6.9%   1.3%  -10.8% -2.6%
Apr  6.5%  -2.3%   5.9%   3.2%  -0.6% -1.6% -4.9% -0.1%  0.3%  12.0%  5.8%
May  -1.5% -6.4%  -2.4%   2.8%  4.2%  -1.9% 3.2%  -9.1%  4.4%   4.3%  9.2%
Jun  8.7%   6.3%   2.5%  -5.9%  5.6%  1.5%  2.0%  1.6%   3.5%  -3.1%
Jul  1.1%  -7.8%  -8.4%  -7.4%  3.1%  -5.5% 1.7%  0.0%  -1.9%  -2.8%
Aug  -3.5% -0.2%  -10.1% -2.5%  1.7%  -1.3% 6.2%  4.4%  -6.2%  -4.3%
Sep  4.8%  -5.7%  -2.9%  -1.5%  -3.9% -2.4% 14.8% 1.6%   6.7%  -18.9%
Oct  2.8%  -3.0%   2.9%  -5.5%  2.3%  0.1%  1.2%  2.0%  -0.9%  -22.3%
Nov  6.3%  -1.3%  -1.7%   6.7%  -2.1% 1.1%  7.2%  -0.6% -10.2% -6.3%
Dec  15.9% -6.8%   0.4%  -4.4%  4.2%  3.9%  6.4%  7.2%  -3.4%   1.1%
---- ----- ------ ------ ------ ----- ----- ----- ----- ------ ------ -----
Year 67.7% -25.1% -16.4% -20.5% 2.0%  2.5%  48.1% 14.8% -3.6%  -50.9% -7.2%
---- ----- ------ ------ ------ ----- ----- ----- ----- ------ ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                 Annualised
                                                                         ------ -------- ------- --------
                                        1 Month 3 Months 6 Months  YTD   1 year  3 years 5 years 10 years
E-REV Japan Total Return Index            9.2%    12.5%     -6.2% -7.2%  -50.1%  -19.9%   -6.2%    -5.9%
TOPIX 100 (TR) Index                      7.2%    21.0%    10.0%   7.1%  -38.4%  -16.0%   -3.9%    -4.0%
--------------------------------------- ------- -------- -------- ------ ------ -------- ------- --------
Excess Return vs TOPIX 100 (TR) Index     2.0%    -8.5%    -16.1% -14.3% -11.8%   -3.8%   -2.3%    -1.9%

Performance Analysis January 1999 - May 2009
                                    Index     Bench1
Growth over period                 -34.8%      -19.4%
Compounded annual growth            -4.0%       -2.1%
Volatility                         24.4%       24.8%
Sharpe ratio (0.19%)               -0.17       -0.09
Maximum drawdown                   -66.7%      -62.7%
Start of max drawdown period     Jul-2007    Jan-2000
End of max drawdown period       May-2009    May-2009
Average monthly growth              -0.2%       0.0%
Best monthly return                15.9%       14.9%
Worst monthly return               -22.3%      -21.4%
% of months with gains             50.4%       52.8%
12 Month Correlation versus:
---------------------------- --- ----------- --------
TOPIX 100 (TR) Index                 0.96        1.00

Index Facts
Bloomberg ticker                            DBAPERJT
Reuters code                                 .DBERJT
Benchmark 1                     TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1        TPXD100 Index
Index sponsor                          Deutsche Bank
Number of stocks                                  20
Stocks weighting                               Equal
Rebalancing frequency                      Quarterly
Index Currency                                   JPY

The Deutsche Bank E-REV Japan Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              33

Deutsche Bank SectorLeader Total Return Index

                                                                  REUTERS: .DSLE
                                                              BLOOMBERG: DBEESLE

Index Description

The Sectorleader Index is intended to reflect the total return performance of four market sector indices with a high Moving Average Momentum Ratio contained in the Dow Jones Euro STOXX market sector return indices as included in the sector classifications as published by STOXX Limited. The Moving Average
Momentum Ratio is the quotient of the arithmetic average of the Closing Levels of such Selection Pool Index for the twenty week days preceding and including such selection date and the arithmetic average of the closing levels of such
Selection Pool Index for the two hundred week days preceding and including such selection date. The four Selection Pool Indices with the highest Moving Average
Momentum Ratio are selected to become part of the Index.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatility
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ STOXX 600 (TR) Index
[GRAPHIC OMITTED]

Monthly Performance
----------------------- ------ ----- ----- ----- ----- ----- ------ -----
     1999  2000   2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----
Jan  3.6%  -2.8% -5.6%  -2.2%  -4.2% 7.3%  1.8%  4.6%  3.7%  -10.2% -6.4%
Feb  -3.4% 15.8% -2.1%   0.6%  -4.9% 0.1%  4.8%  4.0%  -0.1% -2.4%  -7.1%
Mar  -2.2% -8.9% -7.6%   1.0%  -3.8% -2.4% 0.8%  3.2%  5.3%  -4.0%  2.6%
Apr  4.0%  -2.9%  7.4%  -6.0%  10.3% -0.9% -2.0% 0.5%  1.2%   5.4%  7.6%
May  0.6%  -6.7%  1.4%  -1.8%  4.0%  -0.5% 6.7%  -5.7% 4.6%   2.4%  3.2%
Jun  7.7%  2.3%  -5.5%  -9.6%  2.3%  1.9%  1.4%  3.1%  0.5%  -6.7%
Jul  0.9%  2.0%  -0.8%  -12.6% 3.5%  -0.6% 4.6%  0.7%  -3.2% -7.1%
Aug  2.9%  2.6%  -2.9%  -1.3%  1.9%  -0.4% 0.4%  3.1%  -1.2% -1.0%
Sep  -2.8% 1.1%  -9.1%  -14.8% -9.1% 2.6%  6.1%  5.4%  3.2%  -17.9%
Oct  4.7%  1.0%   1.9%   4.6%  9.8%  1.5%  -6.4% 4.6%  1.9%  -19.6%
Nov  10.4% -1.7%  3.2%   0.2%  0.2%  1.7%  2.4%  0.5%  -7.5% -3.2%
Dec  18.5% 0.0%  -0.5%  -9.7%  2.5%  2.6%  4.1%  5.3%  -1.2% -2.8%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----
Year 52.3% -0.3% -19.5% -42.3% 11.4% 13.3% 26.9% 32.9% 6.7%  -51.7% -0.9%
---- ----- ----- ------ ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                 Annualised
                                                                       ------ ----------- ------- --------
                                         1 Month 3 Months 6 Months  YTD  1 year   3 years 5 years 10 years
SectorLeader Total Return Index            3.2%    14.0%     -3.7% -0.9% -47.3%   -13.9%   -1.1%    -2.8%
DJ STOXX 600 (TR) Index                    4.9%    22.7%     3.4%  7.4%  -33.1%   -10.6%   0.3%     -1.2%
---------------------------------------- ------- -------- -------- ----- ------ - --------------- --------
Excess Return vs DJ STOXX 600 (TR) Index   -1.7%   -8.7%    -7.1%  -8.3% -14.2%    -3.3%   -1.4%    -1.6%

Performance Analysis January 1999 - May 2009
                                    Index     Bench1
Growth over period                 -23.3%       -3.9%
Compounded annual growth            -2.5%       -0.4%
Volatility                         22.2%       21.1%
Sharpe ratio (3.13%)               -0.25        -0.17
Maximum drawdown                   -63.9%      -54.3%
Start of max drawdown period     Mar-2000    Jun-2007
End of max drawdown period       May-2007    May-2009
Average monthly growth              0.0%        0.1%
Best monthly return                18.5%       14.3%
Worst monthly return               -19.6%      -14.1%
% of months with gains             56.8%       56.0%
12 Month Correlation versus:
---------------------------- --- ----------- --------
DJ STOXX 600 (TR) Index              0.90        1.00

Index Facts
Bloomberg ticker                                DBEESLE
Reuters code                                      .DSLE
Benchmark 1                     DJ STOXX 600 (TR) Index
Bloomberg ticker of Benchmark 1              SXXR Index
Index sponsor                             Deutsche Bank
Stocks weighting                             Market Cap
Rebalancing frequency                         Quarterly
Index Currency                                      EUR

The Deutsche Bank SectorLeader Total Return Index was launched on December 01,
2000 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                 34

Deutsche Bank ChinaOpportunity Index Total Return Index USD

                                                                REUTERS: .DBCOUS
                                                              BLOOMBERG: DBAPCOU

Index Description

The China Opportunity USD Index is intended to reflect the total return performance of thirty ordinary shares selected from the Hang Seng China
Enterprise Index, the Hang Seng China-Affiliated Corporations Index, the
Shanghai B-Share Stock Price Index, the Shenzhen B-Share Stock Price Index and
the MSCI China Index in accordance with the following criteria: large market capitalisation, high market turnover, low price to book ratio, low price to earnings ratio and high dividend yield.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatility
[GRAPHIC OMITTED]

Cumulative Excess Index vs HANG SENG China (TR) Index (USD)
[GRAPHIC OMITTED]

Monthly Performance
      1999   2000   2001  2002  2003   2004   2005  2006   2007   2008  2009
---- ------ ------ ------ ----- ----- ------ ------ ----- ------ ------ -----
Jan  -18.2%  6.8%   1.6%  3.1%  11.0%  4.8%  -2.6%  28.6%  4.3%  -14.4% 0.5%
Feb   1.3%  -9.3%  14.3%  2.7%  1.7%   3.7%  10.9%  -0.9%  4.2%   4.8%  -0.3%
Mar  11.5%   5.9%  32.8%  2.2%  -1.5% -5.2%  -6.3%  1.8%   4.9%  -16.1% 19.7%
Apr  21.3%   3.0%  11.1%  0.8%  -0.3% -12.2% -2.1%  1.1%  16.7%   8.7%  11.4%
May  14.1%   6.6%  21.3%  1.2%  11.4%  0.8%  -4.8%  7.0%  14.9%  -3.4%  25.3%
Jun  54.3%  15.1%  -1.0%  2.6%  2.8%  -3.0%   2.1%  -1.0%  2.6%  -15.3%
Jul  -13.3% 14.0%  -17.3% -2.6% 8.2%  -1.1%  -1.2%  -5.9%  8.2%   0.3%
Aug  -2.3%   3.9%  -11.2% -3.0% 6.2%  -2.1%   1.2%  3.2%  -1.5%  -11.8%
Sep  -6.1%  -11.3% -6.8%  -4.9% 1.4%   7.1%   3.6%  5.3%  14.5%  -15.9%
Oct  -8.8%  -2.9%  16.9%  -5.6% 14.3% -8.5%  -14.5% 2.8%   7.8%  -31.4%
Nov  -2.8%   0.1%   2.5%  2.5%  2.9%   6.4%   3.0%  9.2%  -13.9% 12.6%
Dec   0.3%   8.7%  -3.9%  0.1%  11.4% -1.8%   1.4%  12.9% -1.1%  12.4%
---- ------ ------ ------ ----- ----- ------ ------ ----- ------ ------ -----
Year 39.3%  44.1%  62.2%  -1.5% 93.5% -12.3% -11.0% 80.0% 75.7%  -56.8% 67.4%
---- ------ ------ ------ ----- ----- ------ ------ ----- ------ ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                            Annualised
                                                                                  ------ --------------- --------
                                                  1 Month 3 Months 6 Months  YTD  1 year 3 years 5 years 10 years
ChinaOpportunity Index Total Return Index USD      25.3%    67.1%    88.1%  67.4%  -8.5%  17.7%   14.4%    24.1%
HANG SENG China (TR) Index (USD)                   14.8%    51.1%    44.6%  32.1% -23.8%  16.1%   19.5%   19.1%
------------------------------------------------- ------- -------- -------- ----- ------ --------------- --------
Excess Return vs HANG SENG China (TR) Index (USD)  10.5%    15.9%    43.4%  35.3% 15.3%   1.5%    -5.1%    5.0%

Performance Analysis January 1999 - May 2009

                                    Index     Bench1
Growth over period               1007.8%      143.3%
Compounded annual growth           26.0%       21.2%
Volatility                         29.4%       38.6%
Sharpe ratio (3.37%)                0.77        0.46
Maximum drawdown                   -70.9%      -66.4%
Start of max drawdown period     Nov-2007    Nov-2007
End of max drawdown period       May-2009    May-2009
Average monthly growth              2.5%        2.3%
Best monthly return                54.3%       21.0%
Worst monthly return               -31.4%      -27.0%
% of months with gains             62.4%       61.8%
12 Month Correlation versus:
-------------------------------- ----------- --------
HANG SENG China (TR) Index (USD)     0.78        1.00

Index Facts

Bloomberg ticker                                         DBAPCOU
Reuters code                                             .DBCOUS
Benchmark 1                     HANG SENG China (TR) Index (USD)
Bloomberg ticker of Benchmark 1               HSI 21 Index (USD)
Index sponsor                                      Deutsche Bank
Number of stocks                                              30
Stocks weighting                                           Equal
Rebalancing frequency                                  Quarterly
Index Currency                                               USD

The Deutsche Bank ChinaOpportunity Index Total Return Index USD was launched on
July 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London                                  35

Deutsche Bank Islamic US EquityBuilder Total Return Index

                                                              REUTERS: .DBEIIUEP
                                                               BLOOMBERG: DBUSIU

Index Description

The Islamic US EquityBuilder Index Total Return intends to reflect the total return performance of 30 stocks with a high earnings estimate revision ratio selected from the Dow Jones Islamic United States Large Cap Index. The Estimate
Revision Ratio is defined as the quotient between (i) the number of Upward
Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatlity
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Market US Index (TR)
[GRAPHIC OMITTED]

Monthly Performance
     1999   2000   2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----
Jan  9.7%   1.2%   3.5%  -1.1%  -3.2% -1.9% -3.2% 1.6%  2.9%  -9.3%  -2.9%
Feb  -7.6% 13.1%  -15.6% -1.8%  -1.1% 1.3%  0.6%  -1.6% -2.0%  4.5%  -8.9%
Mar  6.6%  11.2%  -11.9%  2.3%  0.8%  0.7%  -1.5% 0.6%  2.1%  -0.6%  8.6%
Apr  1.2%  -0.3%  12.8%  -5.7%  9.0%  0.1%  -3.5% 0.4%  5.1%   2.5%  6.5%
May  1.7%  -7.0%   0.9%   0.0%  6.7%  1.7%  3.5%  -4.2% 2.9%   2.8%  4.8%
Jun  16.7% 12.9%  -3.9%  -6.6%  1.8%  1.5%  2.4%  -0.4% -0.9% -2.0%
Jul  0.9%  -0.9%   0.6%  -9.0%  1.1%  -3.2% 4.9%  -1.2% -3.4% -6.6%
Aug  4.3%  15.3%  -4.0%   2.2%  4.7%  1.0%  0.3%  0.7%  2.0%   0.7%
Sep  0.6%  -6.8%  -7.1%  -10.7% -2.6% 3.1%  3.4%  0.8%  6.5%  -12.8%
Oct  11.5% -4.5%   1.5%   8.0%  6.3%  -0.6% -1.2% 5.0%  2.1%  -16.1%
Nov  8.4%  -18.2%  1.2%  -0.4%  1.7%  4.2%  3.0%  1.7%  -4.3% -9.6%
Dec  13.0%  5.1%   0.2%  -1.5%  2.6%  2.1%  0.3%  -1.1% 1.2%   5.3%
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----
Year 87.5% 16.4%  -22.2% -22.9% 30.9% 10.3% 9.0%  2.2%  14.5% -36.4% 7.1%
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                                 Annualised
                                                                                       ------ --------------- --------
                                                        1 Month 3 Months 6 Months YTD  1 year 3 years 5 years 10 years
Islamic US EquityBuilder Total Return Index               4.8%    21.2%    12.8%  7.1% -31.3%  -6.2%   -1.2%    4.0%
DJ Islamic Market US Index (TR)                           4.3%    20.3%     5.3%  4.0% -30.3%  -4.5%   -0.5%    -2.2%
DJ Islamic Mkt US Large Cap Index (TR)                    4.4%    18.3%     2.9%  2.0% -29.0%  -4.0%   -1.0%     N/A
Excess Return vs DJ Islamic Market US Index (TR)          0.4%     0.8%     7.4%  3.1% -1.1%   -1.7%   -0.7%    6.2%
Excess Return vs DJ Islamic Mkt US Large Cap Index (TR)   0.3%     2.9%     9.9%  5.2% -2.4%   -2.2%   -0.1%     N/A

Performance Analysis January 1999 - May 2009
                                          Index   Bench1    Bench2
Growth over period                       64.4%     -14.6%    16.4%
Compounded annual growth                  4.9%      -1.5%     2.5%
Volatility                               24.6%     22.5%     20.0%
Sharpe ratio (3.37%)                      0.06     -0.22     -0.04
Maximum drawdown                         -56.7%    -57.2%    -42.7%
Start of max drawdown period           Sep-2000  Apr-2000  Nov-2007
End of max drawdown period             May-2009  May-2009  May-2009
Average monthly growth                    0.6%      0.0%      0.2%
Best monthly return                      16.7%     10.4%      7.3%
Worst monthly return                     -18.2%    -15.7%    -14.2%
% of months with gains                   61.6%     51.2%     58.9%
12 Month Correlation versus:
DJ Islamic Market US Index (TR)            0.97      1.00      1.00
DJ Islamic Mkt US Large Cap Index (TR)     0.97      1.00      1.00

Index Facts
Bloomberg ticker                                                DBUSIU
Reuters code                                                 .DBEIIUEP
Benchmark 1                            DJ Islamic Market US Index (TR)
Bloomberg ticker of Benchmark 1                             IMUS Index
Benchmark 2                     DJ Islamic Mkt US Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                            IMUSL Index
Index sponsor                                            Deutsche Bank
Number of stocks                                                    30
Stocks weighting                                                 Equal
Rebalancing frequency                                        Quarterly
Index Currency                                                     USD

The Deutsche Bank Islamic US EquityBuilder Total Return Index was launched on
November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London
                                                                              36

Deutsche Bank Islamic Europe EquityBuilder Total Return Index
                                                              REUTERS: .DBEIIEEP
                                                               BLOOMBERG: DBEEIE

Index Description

The Islamic Europe EquityBuilder Total Return Index intends to reflect the equal-weighted total return performance of 20 stocks with a high Estimate
Revision Ratio selected from the Dow Jones Islamic Europe Large Cap Index. The
Estimate Revision Ratio is defined as the quotient between (i) the number of
Upward Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatlity
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Europe Index (TR)
[GRAPHIC OMITTED]

Monthly Performance

      1999  2000  2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ------ ----- ----- ------ ----- ----- ----- ----- ----- ------ -----
Jan  14.2%  -3.7% -0.3%  1.4%  -5.6% 0.5%  1.1%  6.9%  2.3%  -9.9%  1.6%
Feb   5.9%  10.5% -7.4%  0.3%  -2.9% 0.0%  5.0%  0.8%  -2.8%  2.0%  -9.0%
Mar   -0.5% 2.9%  -0.3%  5.9%  -2.6% -1.7% -1.7% 5.7%  3.2%  -3.5%  -0.5%
Apr   3.2%  0.0%  6.6%  -5.2%  6.9%  1.9%  -1.4% 2.0%  3.3%   8.0%  9.5%
May   -0.8% -4.3% 2.4%  -4.6%  0.5%  0.2%  5.5%  -7.3% 2.3%   1.9%  7.1%
Jun   6.6%  2.8%  -0.4% -6.1%  1.5%  1.7%  5.7%  -0.1% 1.0%  -5.4%
Jul   0.4%  4.2%  -2.0% -10.7% 3.0%  -1.4% 2.1%  -0.3% -1.9% -5.7%
Aug   5.1%  7.0%  -0.6%  0.1%  1.9%  -1.9% 1.5%  1.5%  -0.4% -2.1%
Sep   1.4%  -4.3% -6.3% -9.9%  -2.7% 2.9%  7.8%  0.1%  5.9%  -19.7%
Oct   4.4%  2.5%  1.9%  10.2%  5.3%  -0.3% -5.0% 2.3%  1.7%  -13.4%
Nov  19.0%  -4.5% 1.4%   2.7%  1.6%  4.0%  2.3%  0.5%  -4.4% -5.5%
Dec  15.5%  -0.6% 3.8%  -5.3%  3.7%  0.7%  4.8%  5.3%  0.1%  -3.6%
---- ------ ----- ----- ------ ----- ----- ----- ----- ----- ------ -----
Year 101.8% 11.9% -2.0% -21.0% 10.3% 6.6%  30.5% 18.1% 10.2% -46.1% 7.8%
---- ------ ----- ----- ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                                   Annualised
                                                                                         ------ --------------- --------
                                                         1 Month 3 Months 6 Months  YTD  1 year 3 years 5 years 10 years
Islamic Europe EquityBuilder Total Return Index            7.1%    16.7%     3.9%   7.8% -40.5% -11.1%    0.9%    5.1%
DJ Islamic Europe Index (TR)                               0.0%     8.7%    -4.4%  -9.9% -48.2% -12.3%   -1.5%     N/A
DJ Islamic Mkt EUR Large Cap Index (TR)                    3.5%    13.7%    -1.5%  2.0%  -32.3% -10.2%   -1.5%     N/A
Excess Return vs DJ Islamic Europe Index (TR)              7.1%     8.0%     8.3%  17.7%  7.7%   1.2%    2.4%      N/A
Excess Return vs DJ Islamic Mkt EUR Large Cap Index (TR)   3.6%     3.0%     5.4%  5.8%  -8.2%   -0.9%   2.4%      N/A

Performance Analysis January 1999 - May 2009
                                           Index   Bench1    Bench2
Growth over period                       103.5%     -19.0%     6.3%
Compounded annual growth                   7.1%      -2.2%     1.0%
Volatility                                20.8%     22.6%     20.4%
Sharpe ratio (3.13%)                       0.19     -0.23      -0.10
Maximum drawdown                          -52.6%    -54.2%    -46.0%
Start of max drawdown period            Nov-2007  Nov-2007  Nov-2007
End of max drawdown period              May-2009  May-2009  May-2009
Average monthly growth                     0.7%      -0.1%     0.2%
Best monthly return                       19.0%      9.6%      7.8%
Worst monthly return                      -19.7%    -18.9%    -13.1%
% of months with gains                    60.0%     51.3%     60.3%
12 Month Correlation versus:
DJ Islamic Europe Index (TR)                0.90      1.00      0.92
DJ Islamic Mkt EUR Large Cap Index (TR)     0.93      0.92      1.00

Index Facts
Bloomberg ticker                                                DBEEIE
Reuters code                                                 .DBEIIEEP
Benchmark 1                               DJ Islamic Europe Index (TR)
Bloomberg ticker of Benchmark 1                             IMEU Index
Benchmark 2                     DJ Islamic Mkt EUR Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                           DJIEUL Index
Index sponsor                                            Deutsche Bank
Number of stocks                                                    20
Stocks weighting                                                 Equal
Rebalancing frequency                                        Quarterly
Index Currency                                                     EUR

The Deutsche Bank Islamic Europe EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                              37

Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index
                                                              REUTERS: .DBEIIAEP
                                                             BLOOMBERG: DBAPIAEP

Index Description

The Islamic Asia Pacific EquityBuilder Index intends to reflect the total return performance of 20 stocks with a high Estimate Revision Ratio selected from the
Dow Jones Islamic Asia Pacific Large Cap Index. The Estimate Revision Ratio is
defined as the quotient between (i) the number of Upward Revisions per share on the reference selection date minus the number of Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatlity
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Mkt ASIA/PAC Index (TR)
[GRAPHIC OMITTED]

Monthly Performance
      1999   2000   2001   2002  2003  2004  2005  2006  2007   2008   2009
---- ------ ------ ------ ------ ----- ----- ----- ----- ----- ------ ------
Jan   -1.4% -0.3%   4.3%  -4.8%  -1.1% 0.4%  1.4%  6.5%  -1.5% -7.8%  -8.2%
Feb   -0.6%  1.6%  -11.1%  2.7%  1.4%  1.0%  4.8%  -3.7% 4.6%   9.1%  -13.1%
Mar  14.1%   5.0%  -4.5%   4.3%  -4.1% 3.2%  -4.0% 2.7%  1.9%  -7.2%   2.5%
Apr   5.8%  -7.1%   9.1%   4.4%  3.1%  -2.8% -2.8% 5.8%  3.3%   4.5%   4.8%
May   -2.2% -1.4%   2.6%   1.8%  4.9%  -1.3% -0.2% -7.2% 0.2%   5.1%   9.7%
Jun  16.8%   9.9%  -5.2%  -4.3%  5.2%  3.8%  5.7%  -1.8% 2.6%  -5.0%
Jul  10.2%  -6.4%  -6.6%  -6.7%  5.5%  -1.7% 2.5%  -0.2% 5.2%  -4.3%
Aug   4.4%  12.4%  -2.6%  -0.9%  11.0% 0.2%  4.6%  1.5%  -1.0% -7.3%
Sep  10.9%  -8.5%  -6.2%  -9.8%  4.3%  2.7%  8.0%  0.3%  11.0% -15.8%
Oct  15.7%  -10.2%  4.0%  -4.0%  4.5%  5.1%  -3.6% 1.8%  7.5%  -28.0%
Nov  14.2%   0.8%   2.5%   4.2%  1.7%  7.8%  2.6%  0.9%  -4.1% -2.9%
Dec  15.6%  -8.4%  -5.0%  -2.7%  5.0%  3.5%  5.7%  3.5%  -4.6%  9.3%
---- ------ ------ ------ ------ ----- ----- ----- ----- ----- ------ ------
Year 163.5% -14.4% -18.8% -15.8% 49.1% 23.6% 26.6% 9.8%  26.6% -44.3% -6.0%
---- ------ ------ ------ ------ ----- ----- ----- ----- ----- ------ ------

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                                         Annualised
                                                                                               ------ --------------- --------
                                                              1 Month 3 Months 6 Months  YTD   1 year 3 years 5 years 10 years
Islamic Asia Pacific EquityBuilder Total Return Index           9.7%    17.8%     2.8%   -6.0% -49.1% -11.1%    2.5%    8.5%
DJ Islamic Mkt ASIA/PAC Index (TR)                             14.3%    40.0%    30.8%  22.2%  -31.3%  -6.2%   2.3%     2.4%
DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)                   13.1%    37.0%    27.9%  19.8%  -31.9%  -5.8%   2.3%      N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)             -4.7%   -22.2%   -28.1% -28.2% -17.8%  -4.9%   0.2%     6.1%
Excess Return vs DJ Islamic Mkt ASIA/PAC Large Cap Index (TR)   -3.4%   -19.2%   -25.1% -25.8% -17.2%  -5.3%   0.2%      N/A

Performance Analysis January 1999 - May 2009
                                              Index  Bench1   Bench2
Growth over period                          161.8%    47.5%    58.3%
Compounded annual growth                      9.7%     3.8%     7.8%
Volatility                                   23.6%    22.0%    22.2%
Sharpe ratio (3.37%)                          0.27     0.02     0.20
Maximum drawdown                             -59.4%   -61.5%   -53.6%
Start of max drawdown period               Nov-2007 Apr-2000 Nov-2007
End of max drawdown period                 May-2009 May-2009 May-2009
Average monthly growth                        1.0%     0.5%     0.7%
Best monthly return                          16.8%    17.5%    13.1%
Worst monthly return                         -28.0%   -19.5%   -19.2%
% of months with gains                       59.2%    55.2%    60.3%
12 Month Correlation versus:
DJ Islamic Mkt ASIA/PAC Index (TR)             0.83     1.00     1.00
DJ Islamic Mkt ASIA/PAC Large Cap Index (T     0.83     1.00     1.00

Index Facts
Bloomberg ticker                                                   DBAPIAEP
Reuters code                                                      .DBEIIAEP
Benchmark 1                              DJ Islamic Mkt ASIA/PAC Index (TR)
Bloomberg ticker of Benchmark 1                                 DJIAP Index
Benchmark 2                     J Islamic Mkt ASIA/PAC Large Cap Index (TR)
Bloomberg ticker of Benchmark 2                                DJIAPL Index
Index sponsor                                                 Deutsche Bank
Number of stocks                                                         20
Stocks weighting                                                      Equal
Rebalancing frequency                                             Quarterly
Index Currency                                                          USD

The Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index was
launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                              38

Deutsche Bank Islamic Global EquityBuilder Total Return Index
                                                              REUTERS: .DBEIIGEP
                                                             BLOOMBERG: DBGLIGEP

Index Description

The Islamic Global EquityBuilder Total Return Index intends to reflect the total return performance of a weighted combination of the Europe, US and Asia Pacific
Islamic EquityBuilder Indices.

Absolute Return
[GRAPHIC OMITTED]

12 Months Volatlity
[GRAPHIC OMITTED]

Cumulative Excess Index vs DJ Islamic Mkt World Large Cap Index (TR)
[GRAPHIC OMITTED]

Monthly Performance
     1999   2000   2001   2002  2003  2004  2005  2006  2007   2008  2009
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----
Jan  8.2%  -1.5%   1.9%  -2.0%  -3.1% -1.0% -2.3% 5.3%  1.5%  -8.9%  -5.0%
Feb  -3.2%  9.6%  -12.4% -0.2%  -1.0% 0.5%  3.4%  -1.8% -0.7%  5.3%  -9.9%
Mar  4.9%   7.2%  -8.0%   4.1%  -1.2% 0.0%  -2.7% 3.2%  2.7%  -1.3%  6.0%
Apr  2.0%  -2.8%  10.1%  -2.7%  8.7%  -0.6% -2.9% 3.3%  5.0%   4.0%  7.1%
May  -0.2% -4.7%   0.3%   0.0%  6.2%  0.4%  2.1%  -5.0% 1.8%   2.8%  8.8%
Jun  13.0% 10.2%  -3.0%  -4.3%  1.5%  2.8%  3.3%  -0.6% 0.4%  -3.2%
Jul  3.5%  -1.3%  -0.3%  -9.4%  2.5%  -2.7% 3.7%  -0.8% -1.0% -6.2%
Aug  4.1%  10.6%  -1.4%   0.2%  3.3%  0.2%  1.9%  1.2%  0.5%  -3.4%
Sep  2.9%  -6.5%  -6.6%  -9.3%  0.5%  3.7%  5.0%  0.1%  8.6%  -16.7%
Oct  9.5%  -4.5%   1.6%   6.8%  6.2%  1.3%  -3.1% 3.8%  2.7%  -19.8%
Nov  11.2% -10.0%  1.3%   1.5%  2.3%  6.3%  2.2%  2.5%  -3.1% -7.2%
Dec  14.1%  3.6%   0.3%  -1.2%  5.3%  2.7%  2.7%  1.6%  -0.3%  6.1%
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----
Year 94.4%  7.3%  -16.7% -16.3% 34.9% 14.0% 13.4% 13.1% 19.1% -41.6% 5.7%
---- ----- ------ ------ ------ ----- ----- ----- ----- ----- ------ -----

Annual Returns
[GRAPHIC OMITTED]

Historical Performance Through May 2009
                                                                                                     Annualised
                                                                                           ------ --------------- --------
                                                           1 Month 3 Months 6 Months  YTD  1 year 3 years 5 years 10 years
Islamic Global EquityBuilder Total Return Index              8.8%    23.5%    12.1%   5.7% -39.1%  -7.4%    1.6%    6.6%
DJ Islamic Mkt World Large Cap Index (TR)                    8.8%    25.5%    10.7%  7.6%  -31.5%  -4.4%   0.9%      N/A
DJ Islamic Market Index (TR)                                 9.1%    28.0%    13.8%  10.2% -32.8%  -4.9%   1.1%     -0.7%
Excess Return vs DJ Islamic Mkt World Large Cap Index (TR)   -0.1%   -2.0%     1.4%  -1.9% -7.6%   -3.0%   0.7%      N/A
Excess Return vs DJ Islamic Market Index (TR)                -0.4%   -4.4%    -1.6%  -4.5% -6.3%   -2.5%   0.5%     7.3%

Performance Analysis January 1999 - May 2009
                                             Index  Bench1    Bench2
Growth over period                         110.8%    32.1%      -1.4%
Compounded annual growth                     7.4%     4.6%      -0.1%
Volatility                                  18.2%    17.2%     18.3%
Sharpe ratio (3.37%)                         0.22     0.07      -0.19
Maximum drawdown                            -51.7%   -47.7%    -56.9%
Start of max drawdown period              Nov-2007 Nov-2007  Apr-2000
End of max drawdown period                May-2009 May-2009  May-2009
Average monthly growth                       0.8%     0.4%      0.1%
Best monthly return                         14.1%     8.8%     12.0%
Worst monthly return                        -19.8%   -16.0%    -18.2%
% of months with gains                      59.2%    68.5%     56.0%
12 Month Correlation versus:
DJ Islamic Mkt World Large Cap Index (TR)     0.96     1.00      1.00
DJ Islamic Market Index (TR)                  0.97     1.00      1.00

Index Facts

Bloomberg ticker                                                 DBGLIGEP
Reuters code                                                    .DBEIIGEP
Benchmark 1                     DJ Islamic Mkt World Large Cap Index (TR)
Bloomberg ticker of Benchmark 1                              DJILRG Index
Benchmark 2                                  DJ Islamic Market Index (TR)
Bloomberg ticker of Benchmark 2                                DJIM Index
Index sponsor                                               Deutsche Bank
Number of stocks                                                       70
Stocks weighting                                                    Equal
Rebalancing frequency                                           Quarterly
Index Currency                                                        USD

The Deutsche Bank Islamic Global EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
Source: Bloomberg or Deutsche Bank AG/London

                                                                              39

Appendix A - Bloomberg Codes

Index	Bloomberg:	Reuters:	Benchmark 1	Bloomberg:	Benchmark 2	Bloomberg:
CROCI US+	CROCI	.CROCI	S&P 500 (TR)	SPTR	S&P 500/Citigroup Value (TR)	SPTRSVX
CROCI US Plus II	DBUSCPII		S&P 500 (TR)	SPTR	S&P 500/Citigroup Value (TR)	SPTRSVX
CROCI Euro+	CRCEU	.CRCEU	EuroSTOXX 50 (TR)	SX5T	MSCI EMU (TR)	NDDUEMU (EUR)
CROCI Euro II	DBEECRII		EuroSTOXX 50 (TR)	SX5T	MSCI EMU (TR)	NDDUEMU (EUR)
CROCI Japan+	CRCJP	.CRCJP	TOPIX 100 (TR)	TPXD100	MSCI Japan (TR)	NDDUJN (JPY)
CROCI Japan II	DBAPCRII		TOPIX 100 (TR)	TPXD100	MSCI Japan (TR)	NDDUJN (JPY)
US Growth	DBUSUSG	.DBEIUSG	S&P 500/Citigroup Growth (TR)	SPTRSGX	S&P 500 (TR)	SPTR
US Value	DBUSUSV	.DBEIUSV	S&P 500/Citigroup Value (TR)	SPTRSVX	S&P 500 (TR)	SPTR
Euro Growth	DBEEEUGR	.DBEIEUGR	DJES LC Growth Euro (TR)	SLGT	DJES Large Euro (TR)	LCXT
Euro Value	DBEEEUVA	.DBEIEUVA	DJES LC Value Euro (TR)	SLVE	DJES Large Euro (TR)	LCXT
UK Growth	DBEEUKGT	.DBUKGT	FTSE 100 (TR)	TUKXG	MSCI UK Growth (TR)	NLDGUK
UK Value	DBEEUKVT	.DBUKVT	FTSE 100 (TR)	TUKXG	MSCI UK Value (TR)	NDLVUK
Japan Growth	DBAPJGT	.DBJGT	TOPIX 100 (TR)	TPXD100	MSCI Japan Growth (TR)	NAGLJN
Japan Value	DBAPJVT	.DBJVT	TOPIX 100 (TR)	TPXD100	MSCI Japan Value (TR)	NAVLJN
S&P X-Alpha TR	SPXADT	.SPXADT	MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
S&P X-Alpha ER	SPXADE	.SPXADE	MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
X-Alpha TR	DBGLXAT		MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
X-Alpha ER	DBGLXAE		MSCI World (TR)	NDDUWI	HFRX US Equity Market Neutral (TR)	HFRXEMN
ImpAct Dollar Equity Volatility Index	DBVEUSDB	.DBVEUSDB	S&P 500 (TR)	SPTR	iBoxx USD Treasury (TR)	ITRROV
Liquid Alpha USD 5 TR	DBLAUT5J	.DBLAUT5J	MSCI World (TR)	NDDUWI	iBoxx USD Treasury (TR)	ITRROV
Liquid Alpha USD 5 ER	DBLAUE5J	.DBLAUE5J	MSCI World (TR)	NDDUWI	iBoxx USD Treasury (TR)	ITRROV
US ValueGrowth Select	DBUSUSVG	.DBUSVG	S&P 500 (TR)	SPTR		
ValueGrowth Select	DBEEVGS	.DBVGS	S&P 500 (TR)	SPTR		
Global Yield US TR	DBUSGYTR	.DBGYUSTR	S&P 500 (TR)	SPTR	DJ High Yield Select 10 (TR)	MUTR
Global Yield Euro TR	DBEEGYTR	.DBGYEUTR	EuroSTOXX 50 (TR)	SX5T		
Global Yield AP TR	DBAPGYTR	.DBGYAPTR	MSCI Asia Pacific (TR)	NDUEACAP		
E-REV Europe TR	DBEEERET	.DBEEERET	EuroSTOXX 50 (TR)	SX5T		
E-REV Japan TR	DBAPERJT	.DBERJT	TOPIX 100 (TR)	TPXD100		
SectorLeader TR	DBEESLE	.DSLE	DJ STOXX 600 (TR)	SXXR		
ChinaOpportunity TR USD	DBAPCOU	.DBCOUS	HANG SENG China Ent (TR) (USD)	HSI 21 (USD)		
Islamic US EquityBuilder	DBUSIU	.DBEIIUEP	DJ Islamic Mkt US LCAP (TR)	IMUSL	DJ Islamic Market US (TR)	IMUS
Islamic Europe EquityBuilder	DBEEIE	.DBEIIEEP	DJ Islamic Mkt EUR LCAP (TR)	DJIEUL	DJ Islamic Europe (TR)	IMEU
Islamic Asia Pacific EquityBuilder	DBAPIAEP	.DBEIIAEP	DJ Islamic Mkt ASIA/PAC (TR)	DJIAP	DJ Islamic Market APAC LCAP (TR)	DJIAPL
Islamic Global EquityBuilder	DBGLIGEP	.DBEIIGEP	DJ Islamic Mkt World LCAP (TR)	DJILRG	DJ Islamic Market (TR)	DJIM

Source: Bloomberg or Deutsche Bank AG/London 40

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representative. In addition to this GME Indices Review, the CROCI Indices
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Past performance is not indicative of future results.

--------------------------------------------------------

Source: Bloomberg or Deutsche Bank AG/London                                  41